EXECUTION VERSION

AMENDMENT No. 2, dated as of May 29, 2013 (this “Amendment”), to the Credit and Guaranty Agreement dated as of May 9, 2011, as amended May 24, 2012 pursuant to Amendment No. 1 (“Amendment No.1”), among AEROFLEX INCORPORATED, a Delaware corporation (the “Borrower”), AEROFLEX HOLDING CORP., a Delaware corporation (“Holdings”), certain Subsidiaries of the Borrower as Guarantors (the “Guarantors”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.5(a) of the Credit Agreement provides that the Credit Parties and the Requisite Lenders may amend the Credit Agreement and the other Credit Documents for certain purposes;

WHEREAS, the Borrower has requested new Revolving Commitments in the amount of $57,125,000 which would replace the existing Revolving Commitments under the Credit Agreement and new Tranche B-1 Term Loans to refinance Tranche B Term Loans;

WHEREAS, each Lender with Tranche B Term Loans that has executed this Amendment has agreed to have its outstanding Tranche B Term Loans converted to Tranche B-1 Term Loans on the Amendment No. 2 Effective Date;

WHEREAS, the Lenders identified on Schedule I hereto have severally agreed to provide (i) Revolving Commitments (as defined in Exhibit A hereto) and/or (ii) Additional Tranche B-1 Term Commitments (as defined in Exhibit A hereto), in the respective amounts set forth opposite such Lenders’ names on Schedule I hereto; and

WHEREAS, JPMorgan Chase Bank, N.A. is executing this agreement in respect of its commitment to provide the Additional Tranche B-1Term Commitment (as defined below) under Amendment No. 2 (in such capacity, the “Additional Tranche B-1 Lender”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto which reflects the amendments made pursuant to Amendment No. 1.

Section 2.          Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Holdings and the Borrower represent and warrant to each Lender that:

(a)          After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

(b)          At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.          Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i)          Consents. The Administrative Agent shall have received executed signature pages hereto from (i)  Lenders constituting the Requisite Lenders under the Credit Agreement (prior to giving effect to this Agreement), (ii) each Lender listed on Schedule I hereto, (iii) each of the Credit Parties, (iv) the Swing Line Lender and (v) the Issuing Bank;

(ii)         Notice of Borrowing. The Administrative Agent shall have received a duly completed Funding Notice for the Tranche B-1 Term Loans to be borrowed on the Amendment No. 2 Effective Date pursuant to the Additional Tranche B-1 Term Commitment;

(iii)        Fees and Expenses. The Borrower shall have paid to J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC all fees and expense reimbursement required to be paid to it on the Amendment No. 2 Effective Date as separately agreed in writing by the Borrower and J.P. Morgan Securities LLC;

(iv)        Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Schulte, Roth & Zabel LLP, counsel to the Credit Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v)         Officer’s Certificate. The Administrative Agent shall have received a certificate of an authorized officer of the Borrower dated the Amendment No. 2 Effective Date certifying that (a) after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(vi)        Closing Certificates and Lien Searches. The Administrative Agent shall have received (i) a certificate of good standing (where relevant) of each Credit Party, as of a recent date, from the applicable secretary of state or similar governmental authority or other evidence satisfactory to the Administrative Agent that such Credit Party is in good standing, (ii) a certificate of a duly authorized officer of each Credit Party dated the Amendment No. 2 Effective Date and certifying (A) that there have been no changes to the organizational documents of such Credit Party since the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended since the date adopted and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Credit Document on behalf of such Credit Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate referred to above and (iii) the results or UCC lien searches in such jurisdictions as the Administrative Agent shall have reasonably requested, which do not reflect any Liens on the assets of the Credit Parties other than Permitted Liens;

(vii)       Flood Compliance. The Administrative Agent shall have received a “Life-of-Loan” flood hazard determination notice for each real property encumbered by a Mortgage and if such real property is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (y) certificates of insurance evidencing the insurance required by the Credit Agreement in form and substance satisfactory to the Administrative Agent; and

(viii)      Repayment of Loans. The Administrative Agent shall have received a notice of repayment from the Borrower in full of (i) the Tranche B Term Loans which are not converted into Tranche B-1 Term Loans on the Amendment No. 2 Effective Date (which may be conditioned upon the receipt by the Borrower of the proceeds of the Tranche B-1 Term Loans pursuant to the Additional Tranche B-1 Term Commitment) and (ii) (a) the aggregate outstanding principal amount of Revolving Loans and any accrued interest with respect thereto to but not including the Amendment No. 2 Effective Date and (b) the aggregate outstanding principal amount of Swing Line Loans and any accrued interest with respect thereto to but not including the Amendment No. 2 Effective Date.

Section 4.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.          Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 6.          Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7.          Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement, after giving effect to this Amendment, or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Credit Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby and (iii) agrees that all security interests granted by it pursuant to any Credit Document shall secure the Credit Agreement as amended by this Amendment.

Section 8.          Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 10.1 of the Credit Agreement or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 9.          Post-Closing Covenants. Within sixty (60) days after the Amendment No. 2 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received either:

(a)          email correspondence provided to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which each Mortgaged Property is located substantially to the effect that (i) the recording of each existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties along with a title search relating to each applicable real property encumbered by a Mortgage demonstrating that such real property is free and clear of all Liens except Permitted Encumbrances (as defined in the Mortgage); or

(b)          such other documentation with respect to each Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(i)        With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)       With respect to each Mortgage Amendment, opinions of local counsel to the Credit Parties, which opinions (a) shall be addressed to the Administrative Agent and the Secured Parties, (b) shall cover the due authorization, execution and delivery of the applicable Mortgage Amendment and enforceability of the respective Mortgage as amended by such Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (c) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iii)      With respect to each Mortgage Amendment, a date down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except Permitted Encumbrances;

(iv)      Evidence of payment by the Credit Parties of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments referred to above together with such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AEROFLEX HOLDING CORP.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President & Chief
Financial Officer

AEROFLEX INCORPORATED

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President & Chief
Financial Officer

AEROFLEX PLAINVIEW, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX COLORADO SPRINGS, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX SYSTEMS GROUP, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX WICHITA, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

[Signature Page to Amendment]

IFR SYSTEMS, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

IFR FINANCE, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX MICROELECTRONIC SOLUTIONS, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX / INMET, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX CONTROL COMPONENTS, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX / METELICS, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

[Signature Page to Amendment]

AEROFLEX / WEINSCHEL, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX BLOOMINGDALE, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

MCE ASIA, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AIF CORP.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX RAD, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX ACQUISITION ONE, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

[Signature Page to Amendment]

AEROFLEX ACQUISITION TWO, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

AEROFLEX ACQUISITION THREE, INC.

By:	/s/John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Vice President

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Issuing Bank, Swing Line Lender and a Lender

By:	/s/ Justin Kelley
	Name:	Justin Kelley
	Title:	Vice President

[Signature Page to Amendment]

The undersigned evidences its consent to the amendments reflected in this Amendment.

________________________________________,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title: ]

[Signature Page to Amendment]

Schedule I

Commitments

Lender	Revolving Commitment	Additional Tranche B-1 Commitment
JPMorgan Chase Bank, N.A.	$32,875,000	$131,260,686.13
Goldman Sachs Lending Partners LLC	$10,000,000	N/A
Credit Suisse AG	$7,125,000	N/A
Morgan Stanley Bank, NA	$7,125,000	N/A
Total	$57,125,000	$131,260,686.13

EXHIBIT A

CREDIT AND GUARANTY AGREEMENT

dated as of May 9, ~~2011~~2011, as amended by Amendment No. 1 on May 24, 2012 as further amended by Amendment No. 2 on May 29, 2013

~~among~~

Among

AEROFLEX INCORPORATED,

as Borrower,

AEROFLEX HOLDING CORP.,

as a Guarantor,

CERTAIN SUBSIDIARIES OF AEROFLEX INCORPORATED,

collectively, as Guarantors,

VARIOUS LENDERS

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

_________________________

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent

J.P. MORGAN SECURITIES LLC and GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Lead Arrangers

J.P. MORGAN SECURITIES LLC, GOLDMAN SACHS LENDING PARTNERS LLC,

CREDIT SUISSE SECURITIES (USA) LLC~~,~~

and MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Bookrunners

CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC., STIFEL, NICOLAUS & COMPANY INCORPORATED,

as Co-Documentation Agents

and

J.P. MORGAN SECURITIES LLC,

as Lead Arranger and Bookrunner

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Bookrunner, for Amendment No. 2

_________________________________________________

$~~800,000,000~~669,125,000 Senior Secured Credit Facilities

_________________________________________________

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS AND INTERPRETATION
1.1.	Definitions	1
1.2.	Accounting Terms	~~37~~39
1.3.	Interpretation, etc ~~37~~.	40
1.4.	Certain Calculations	~~38~~40

SECTION 2.	LOANS AND LETTERS OF CREDIT
2.1.	Term Loan	~~39~~41
2.2.	Revolving Loans	~~39~~42
2.3.	Swing Line Loans	~~40~~43
2.4.	Issuance of Letters of Credit and Purchase of Participations Therein	~~42~~44
2.5.	Pro Rata Shares; Availability of Funds	~~46~~49
2.6.	Use of Proceeds	~~46~~49
2.7.	Evidence of Debt; Register; Lenders’ Books and Records; Notes	~~47~~49
2.8.	Interest on Loans	~~47~~50
2.9.	Conversion/Continuation.	~~49~~52
2.10.	Default Interest	~~49~~52
2.11.	Fees	~~50~~52
2.12.	Scheduled Payments/Commitment Reductions	~~50~~53
2.13.	Voluntary Prepayments/Commitment Reductions	~~51~~54
2.14.	Mandatory Prepayments/Commitment Reductions.	~~53~~56
2.15.	Application of Prepayments/Reductions	~~55~~58
2.16.	General Provisions Regarding Payments	~~57~~60
2.17.	Ratable Sharing	~~58~~61
2.18.	Making or Maintaining Eurodollar Rate Loans	~~59~~62
2.19.	Increased Costs; Capital Adequacy	~~61~~64
2.20.	Taxes; Withholding, etc.	~~62~~65
2.21.	Obligation to Mitigate	~~65~~68
2.22.	Defaulting Lenders	~~65~~69
2.23.	Removal or Replacement of a Lender	~~67~~71
2.24.	Incremental Facilities	~~68~~72
2.25.	Extended Term Loans and Extended Revolving Commitments	~~70~~74

SECTION 3.	CONDITIONS PRECEDENT
3.1.	Closing Date	~~72~~76
3.2.	Conditions to Each Credit Extension	~~74~~78

SECTION 4.	REPRESENTATIONS AND WARRANTIES
4.1.	Organization; Requisite Power and Authority; Qualification	~~75~~79
4.2.	Equity Interests and Ownership	~~76~~79
4.3.	Due Authorization; Enforceability	~~76~~79
4.4.	No Conflict	~~76~~79
4.5.	Governmental Consents	~~76~~80

i

4.6.	Binding Obligation	~~76~~80
4.7.	Historical Financial Statements	~~77~~80
4.8.	Projections	~~77~~80
4.9.	No Material Adverse Change	~~77~~80
4.10.	Adverse Proceedings, etc ~~77~~.	80
4.11.	Payment of Taxes	~~77~~81
4.12.	Properties	~~77~~81
4.13.	Environmental Matters	~~78~~81
4.14.	No Defaults	~~78~~81
4.15.	Governmental Regulation	~~78~~82
4.16.	Federal Reserve Regulations	~~78~~82
4.17.	Employee Matters	~~78~~82
4.18.	Employee Benefit Plans	~~79~~82
4.19.	Solvency	~~79~~83
4.20.	Compliance with Statutes, etc ~~79~~.	83
4.21.	Disclosure	~~80~~83
4.22.	Patriot Act	~~80~~84

SECTION 5.	AFFIRMATIVE COVENANTS
5.1.	Financial Statements and Other Reports	~~80~~84
5.2.	Existence	~~84~~88
5.3.	Payment of Taxes and Claims	~~84~~88
5.4.	Maintenance of Properties	~~84~~88
5.5.	Insurance	~~85~~88
5.6.	Books and Records; Inspections	~~85~~89
5.7.	[Intentionally Omitted]	~~86~~89
5.8.	Compliance with Laws	~~86~~89
5.9.	Environmental	~~86~~89
5.10.	Subsidiaries	~~87~~91
5.11.	Material Real Estate Assets	~~88~~91
5.12.	[Intentionally Omitted.]	~~88~~91
5.13.	Further Assurances	~~88~~92
5.14.	Maintenance of Ratings	~~88~~92
5.15.	Post-Closing Matters	~~88~~92

SECTION 6.	NEGATIVE COVENANTS
6.1.	Indebtedness	~~88~~92
6.2.	Liens	~~91~~94
6.3.	No Further Negative Pledges	~~93~~97
6.4.	Restricted Junior Payments	~~94~~97
6.5.	Restrictions on Subsidiary Distributions	~~95~~99
6.6.	Investments	~~96~~100
6.7.	Maximum Total Leverage Ratio	~~98~~101
6.8.	Fundamental Changes; Disposition of Assets	~~98~~102
6.9.	Transactions with Shareholders and Affiliates	~~99~~103
6.10.	Conduct of Business	~~99~~104

ii

6.11.	Permitted Activities of Holdings	~~99~~104
6.12.	Amendments or Waivers of Organizational Documents	~~100~~104
6.13.	Fiscal Year	~~100~~104

SECTION 7.	GUARANTY
7.1.	Guaranty of the Obligations	~~100~~104
7.2.	Contribution by Guarantors	~~100~~104
7.3.	Payment by Guarantors	~~101~~105
7.4.	Liability of Guarantors Absolute	~~101~~105
7.5.	Waivers by Guarantors	~~103~~108
7.6.	Guarantors’ Rights of Subrogation, Contribution, etc ~~104~~.	108
7.7.	Subordination of Other Obligations	~~105~~109
7.8.	Continuing Guaranty	~~105~~109
7.9.	Authority of Guarantors or Borrower	~~105~~109
7.10.	Financial Condition of Borrower	~~105~~109
7.11.	Bankruptcy, etc.	~~105~~110
7.12.	Discharge of Guaranty Upon Sale of Guarantors	~~106~~110

SECTION 8.	EVENTS OF DEFAULT
8.1.	Events of Default	~~106~~111

SECTION 9.	THE AGENTS
9.1.	Appointment of Agents	~~109~~114
9.2.	Rights and Powers	~~109~~114
9.3.	Right to Withhold Taxes	~~110~~114
9.4.	Duties	~~110~~115
9.5.	Reliance Upon Notices	~~111~~115
9.6.	Sub-Agents	~~111~~115
9.7.	Successor Agent	~~111~~116
9.8.	Lender Acknowledgments	~~112~~117
9.9.	Collateral Documents and Guaranty	~~112~~117
9.10.	Other Agents	~~113~~118

SECTION 10.	MISCELLANEOUS
10.1.	Notices	~~113~~118
10.2.	Expenses	~~115~~119
10.3.	Indemnity	~~115~~120
10.4.	Set-Off	~~116~~121
10.5.	Amendments and Waivers	~~116~~121
10.6.	Successors and Assigns	~~119~~124
10.7.	Independence of Covenants	~~124~~129
10.8.	Survival of Representations, Warranties and Agreements	~~124~~129
10.9.	No Waiver; Remedies Cumulative	~~124~~129
10.10.	Marshalling; Payments Set Aside	~~125~~130
10.11.	Severability	~~125~~130
10.12.	Obligations Several; Independent Nature of Lenders’ Rights	~~125~~130

iii

10.13.	Headings	~~125~~130
10.14.	APPLICABLE LAW	~~125~~130
10.15.	CONSENT TO JURISDICTION	~~125~~130
10.16.	WAIVER OF JURY TRIAL	~~126~~131
10.17.	Confidentiality	~~127~~132
10.18.	Usury Savings Clause	~~127~~132
10.19.	Counterparts	~~128~~133
10.20.	Effectiveness; Integration	~~128~~133
10.21.	Patriot Act	~~128~~133
10.22.	Electronic Execution of Assignments	~~128~~133
10.23.	No Fiduciary Duty	~~128~~133

iv

APPENDICES:	A-1	~~Term Loan Commitments~~
	~~A-2~~	~~Revolving Commitments~~[Reserved]
	A-2	[Reserved]
	B	Notice Addresses

SCHEDULES:	1.1(a)	Inactive Subsidiaries
	1.1(b)	Existing Letters of Credit
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.12	Properties
	5.11	Mortgaged Properties
	5.15	Post-Closing Matters
	6.1(a)	Certain Indebtedness
	6.1(b)	Certain Intercompany Indebtedness
	6.2	Certain Liens
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.9	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	U.S. Tax Compliance Certificate
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	First Lien Intercreditor Agreement

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of May 9, 2011 (as amended by Amendment No. 1 on May 24, 2012 and as further amended by Amendment No. 2 on May 29, 2013), is entered into by and among AEROFLEX INCORPORATED, a Delaware corporation (“Borrower”), AEROFLEX HOLDING CORP., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) for the Lenders and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”) for the Lenders.

The parties hereto agree as follows:

SECTION 1.          DEFINITIONS AND INTERPRETATION

1.1.          Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounting Change” means, with respect to any Person, any change in accounting principles applicable to such Person and required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or, if applicable, the Securities and Exchange Commission (or its successor agency).

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) and any other Credit Document providing for any New Term Loans, Extended Term Loans or Extended Revolving Commitments which shall be consistent with the applicable provisions of this Agreement relating to New Term Loans, Extended Term Loans or Extended Revolving Commitments and otherwise satisfactory to the Administrative Agent and the Borrower.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for the applicable Class of Loans for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Additional Tranche B-1 Term Commitment” means, with respect to the Additional Tranche B-1 Lender, its commitment to make a Tranche B-1 Term Loan on the Amendment No. 2 Effective Date in an amount equal to $612,000,000 minus the aggregate principal amount of the Converted Tranche B Term Loans of all Lenders.

“Additional Tranche B-1 Lender” means the Person identified as such in the Amendment No. 2.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of a Senior Officer of Holdings or any of its Subsidiaries, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Debt Fund”: an Affiliated Lender (identified prior to the Closing Date or thereafter approved by the Administrative Agent in its reasonable discretion) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender”: as defined in Section 10.6(e).

“Affiliated Lender Assignment and Assumption Agreement”: an Affiliated Lender Assignment and Assumption Agreement, substantially in the form of Exhibit I.

“Agent” means each of the Administrative Agent, the Syndication Agent, the Collateral Agent, the Bookrunners, the Amendment No. 2 Arrangers and the Co-Documentation Agents.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of May 9, 2011, as it may be amended, supplemented or otherwise modified from time to time.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of May 29, 2013, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Consenting Lender” means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 2 executed by such Lender.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Arrangers” means J.P. Morgan Securities LLC in its capacity as lead arranger and bookrunner for Amendment No. 2 and Credit Suisse Securities (USA) LLC in its role as joint bookrunner for Amendment No. 2.

“Applicable Calculations” as defined in Section 1.4(a).

“Applicable Margin” means (a) (i) for Eurodollar Rate Loans that are Tranche B-1 Term ~~Loans,~~ Loans, 3.50%, and (ii) for Base Rate Loans that are Tranche B-1 Term Loans, 2.50%, and (b) for Revolving Loans and Swing Line Loans ~~a percentage per annum equal to~~ (i) until delivery of financial statements and a related Compliance Certificate for the first fiscal quarter ending after the Amendment No. ~~1~~2 Effective Date pursuant to Section 5.1(d), (A) for Eurodollar Rate Loans ~~4.50~~3.50% and (B) for Base Rate Loans ~~3.50~~2.50% and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c):

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Pricing Level	Total Leverage Ratio	Base Rate for ~~Tranche B Term Loans and~~  Revolving Loans (including Swing Line Loans)	Eurodollar Rate for ~~Tranche B Term Loans and~~ Revolving Loans
I	≥ 4.00	~~3.50~~2.50%	~~4.50~~3.50%
II	< 4.00	~~3.25~~2.25%	~~4.25~~3.25%

No change in the Applicable Margin shall be effective until one Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c) calculating the Total Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c), the Applicable Margin with respect to the ~~Tranche B Term Loans and~~ Revolving Loans shall be determined as if the Total Leverage Ratio were in excess of 4.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(c), Administrative Agent shall give each Lender notice of the Applicable Margin in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrower shall immediately deliver to Administrative Agent a correct certificate required by Section 5.1 for such Applicable Period, (ii) the Applicable Margin shall be determined using the applicable Total Leverage Ratio calculated in such correct certificate delivered pursuant to clause (i) above and (iii) Borrower shall immediately pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.10 or Section 8.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.1(b).

“Approved Fund” as defined in Section 10.6.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Holdings, Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) equipment or other assets (including leases or subleases of real property) sold, replaced, abandoned, leased or otherwise disposed of that are obsolete, worn-out, condemned or are no longer used or useful in the business of Borrower or any of its Subsidiaries, (iii) dispositions, by means of trade-in, of equipment used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment, (iv) the use or transfer of Cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or any other Credit Document, (v) to the extent allowable under Section 1031 of the Internal Revenue Code, any exchange of like property for use in a business of Borrower and its Subsidiaries permitted by Section 6.12, (vi) any issuance of equity or other beneficial ownership interests by a Subsidiary of Holdings to Holdings or a Subsidiary of Holdings so long as such interests are pledged to the Collateral Agent for the benefit of Lenders to the extent required by this Agreement or any other Credit Document, (vii) the creation of a Permitted Lien under Section 6.2 and (viii) sales, leases or licenses out of other assets for aggregate consideration of less than $~~750,000~~1,000,000 with respect to any transaction or series of related transactions.

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“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer, secretary, or other person expressly authorized by resolution or written consent to represent such entity in such capacity.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to:

(a)          the sum, without duplication, of:

          (i)          an amount (if positive) equal to the cumulative amount of Consolidated Excess Cash Flow for each Fiscal Year (commencing with the Fiscal Year ending June 30, 2012) ending prior to the Reference Time for which financial statements have been delivered pursuant to Section 5.1(a) that has not been applied (and would not have been required to be applied assuming the Borrower had not optionally prepaid any Term Loans during such Fiscal Year) to prepay Loans pursuant to Section 2.14(d), plus

          (ii)         the amount of any cash or Cash Equivalents received by Holdings (other than from a Subsidiary) from and including the Business Day immediately following the Effective Date through and including the Reference Time from the issuance and sale of its Equity Interests (other than Disqualified Equity Interests) except to the extent applied pursuant to clause (b), (c) or (d) of Section 6.4, plus

          (iii)        the amount of any distribution in cash or Cash Equivalents received by Holdings or any Subsidiary, in each case, upon any Disposition in respect of any Investment made in reliance on Section 6.6(m) (not to exceed the original amount of such Investment), minus

(b)          the sum, without duplication, of:

          (i)          the aggregate amount of Restricted Junior Payments made pursuant to clause (f), (g) or (h) of Section 6.4 prior to the Reference Time; plus

          (ii)         the aggregate amount of Investments made in reliance on clause (m) or (s) of Section 6.6 prior to the Reference Time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate (after giving effect to any applicable minimum rate set forth therein) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt (subject to any minimum rate specified in such definition), the Adjusted Eurodollar Rate for any day shall be based on the rate appearing on the Reuters ~~BBA Libor Rates~~Screen LIBOR01 Page ~~3750~~ (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunners” means the Persons named as arrangers and bookrunners on the cover page of this Agreement in their capacities as such.

“Borrower” as defined in the preamble hereto.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Date” means any date on which the Total Leverage Ratio or Senior Secured Leverage Ratio is required to be calculated.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from S&P or Moody’s (for the purposes of this clause (ii), variable bonds tied to short-term interest rates that are reset through an auction process that occurs no less frequently than once every 45 days shall be deemed to satisfy the foregoing maturity deadline, notwithstanding such bonds having a longer nominal maturity); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from S&P or Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) having one of the two highest ratings obtainable from either S&P or Moody’s when acquired; and (vi) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above.

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“Cash Management Agreement” means any agreement entered into between Holdings or any Subsidiary with any Cash Management Bank in respect of Cash Management Obligations.

“Cash Management Bank” means any Person that was a Lender or an Affiliate of a Lender on the Closing Date or at the time it enters into a Cash Management Agreement with Holdings or any Subsidiary.

“Cash Management Obligations” means obligations owed by Holdings or any Subsidiary to any Lender or any Affiliate of a Lender in respect of (1) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and (2) Holdings’ or any Subsidiary’s participation in commercial (or purchasing) card programs at the Lender or any Affiliate (“card obligations”).

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsors (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Equity Interests of Holdings and the Sponsors in the aggregate shall cease to beneficially own and control, directly or indirectly, the same or a greater percentage of such voting interest, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (ii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the voting interest in the Equity Interests of the Borrower; or (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of Holdings on the Closing Date or (b) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche B Term Loan Exposure, (b) Lenders having Tranche B-1 Term Loan Exposure, (c) Lenders having Revolving Exposure (including Swing Line Lenders), (~~c~~d) Lenders having New Term Loan Exposure of any applicable Series and (~~d~~e) Lenders having Extended Term Loan Exposure of any applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche B Term Loans, (b) Tranche B-1 Term Loans, (c) Revolving Loans (including Swing Line Loans), (~~c~~d) each Series of New Term Loans and (~~d~~e) each Series of Extended Term Loans.

“Closing Date” means the date on which Tranche B Term Loans are made.

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“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Co-Documentation Agents” means the Persons identified as such on the cover page of this Agreement in their capacities as such.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Collateral Questionnaire and upon the execution and delivery thereof, the First Lien Intercreditor Agreement and/or the Second Lien Intercreditor Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means any Revolving Commitment or Term Loan Commitment (including the Additional Tranche B-1 Term Commitment).

“Competitor” means any Person that has been identified in writing to the Administrative Agent as a Person that is engaged in any material line of business in which the Borrower or any of its Subsidiaries is engaged from time to time.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

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“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income, plus, to the extent reducing (and not added back to) Consolidated Net Income (other than in the case of clause (e) hereof), the sum, without duplication, of amounts for (a) provision for taxes based on income or profit or capital, including, without limitation, state, local and franchise taxes for such period (including, without limitation, tax expenses of Foreign Subsidiaries and foreign withholding taxes paid or accrued for such period), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, (b) Consolidated Interest Expense for such period, (c) the total amount of depreciation and amortization expenses (including amortization of goodwill and other intangibles and all expenditures in respect of licensed or purchased software or internally developed software and software enhancements that are, or are required to be reflected as, capitalized costs, but excluding amortization of prepaid cash expenses that were paid in a prior period and added back) for such period to the extent that such depreciation and amortization costs were deducted in computing such Consolidated Net Income, (d) any other non-cash charges reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (e) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Net Income pursuant to clause (ii) below for any previous period, (f) the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in such period in calculating Consolidated Net Income, (g) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (h) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write downs related to intangible assets, long-lived assets, investments in debt and equity securities or otherwise as a result of a change in law or regulation (including the amortization of the consideration for any non-competition agreements), (i) any net loss from discontinued operations and any net after-tax loss on disposal of discontinued operations, (j) non-cash charges relating to employee benefit or other management or director compensation plans (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), (k) effects of adjustments and expensed costs of acquisitions pursuant to GAAP resulting from the application of purchase accounting in relation to any Permitted Acquisition, net of taxes, (l) any tax losses attributable to the extinguishment of any (1) Indebtedness or (2) other derivative instruments of Holdings or any of its Subsidiaries, (m) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of net income of Holdings and its Subsidiaries accrued at any time following the Closing Date, (n) any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs and reserves)) or any amortization thereof, related to any Subject Transaction (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), including (1) such fees, expenses or charges related to the transactions contemplated or permitted by the Credit Documents and (2) any amendment or other modification hereof, and (o) any extraordinary, non-recurring or unusual losses, expenses or charges; minus (ii) (a) non-cash gains increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expenses in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period, (3) the amortization of income that was paid in a prior period and (4) the accrual of revenue or income consistent with past practice, (b) any net gain from discontinued operations or after-tax net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income, (c) any extraordinary, non-recurring or unusual gain to the extent increasing Consolidated Net Income and (d) any gains on extinguishment of Indebtedness. In addition, to the extent not already included in the Consolidated Net Income of Holdings and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Adjusted EBITDA shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment under Section 6.6, any Permitted Acquisition or any Asset Sale (or other disposition) permitted hereunder.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that “Consolidated Capital Expenditures” shall not include any expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, indemnity payments, condemnation awards, or damage recovery proceeds or other settlements, (ii) made as part of a Permitted Acquisition, or (iii) for replacements and substitutions for capital assets, to the extent made with the proceeds of assets sold, exchanged or otherwise disposed of in accordance with, and permitted by, Section 6.8.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

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“Consolidated Excess Cash Flow” means, for any period, an amount equal to the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the sum of total depreciation expense, total amortization expense and other non-cash charges to the extent reducing Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and (iv) an amount equal to the aggregate net non-cash loss on any asset sale by Holdings and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at Consolidated Net Income over (b) the sum without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at Consolidated Net Income, (ii) the aggregate amount of Consolidated Capital Expenditures of Holdings and its Subsidiaries and acquisitions of intellectual property except to the extent financed with the proceeds of Indebtedness of Holdings or its Subsidiaries (other than Revolving Loans), (iii) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans made during such period to the extent accompanying reductions of the Revolving Commitments are made except to the extent financed with the proceeds of other Indebtedness of Holdings and its Subsidiaries, (iv) the aggregate amount of all principal payments of Indebtedness of Holdings or its Subsidiaries (including payments of Term Loans pursuant to Section 2.12(a) and the principal component of payments in respect of Capital Leases but excluding all other payments of the Loans) made during such period except to the extent financed with the proceeds of Indebtedness of Holdings or its Subsidiaries (other than Revolving Loans), (v) an amount equal to the aggregate net non-cash gain on any asset sale by Holdings or any of its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at Consolidated Net Income, (vi) increases in Consolidated Working Capital for such period, (vii) the aggregate amount of expenditures actually made by Holdings and its Subsidiaries in cash during such period to the extent expenditures are not expensed during such period, (viii) all amounts paid by Holdings and its Subsidiaries in connection with all Permitted Acquisitions and Investments pursuant to clause (k), (m), (n) or (q) of Section 6.6 made during such period to the extent not financed with the proceeds of Indebtedness of Holdings or its Subsidiaries (other than Revolving Loans), (ix) unfinanced cash payments actually paid under earnout and contingent obligations incurred in connection with Permitted Acquisitions and Investments, (x) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with Permitted Acquisitions and Investments, (xi) costs, fees and expenses (including premium, make-whole and penalty payments) incurred in connection with the issuance or prepayment of any Indebtedness (including any refinancing, except to the extent such costs, fees and expenses are financed), (xii) costs, fees and expenses incurred in connection with the issuance of equity (including, without limitation, all classes of stock, options to purchase stock and stock appreciation rights to management of a Credit Party), Investments, asset sales or divestitures, in each case as permitted hereunder, (xiii) any Restricted Junior Payment made by Borrower to Holdings to the extent permitted under Section 6.4 (other than Section 6.4(g)) not financed with the proceeds of Indebtedness of the Consolidating Entity and its Subsidiaries (other than Revolving Loans), (xiv) cash taxes paid during such period that did not reduce Consolidated Net Income for such period and the amount of the excess of any cash payments (or tax reserves set aside or payable) in respect of taxes by Holdings and its Subsidiaries over the tax expense already deducted from Consolidated Net Income, (xiv) repurchases of Stock permitted by this Agreement, (xv) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings, (xvi) payments by Holdings and its Subsidiaries during such period in respect of long-term liabilities (including any current liability reclassified from long term liabilities, and cash pension payments and other cash payments in respect of retirement plans) (in each case, to the extent required to be made) of Holdings and its Subsidiaries other than Indebtedness, (xvii) cash payments made during such fiscal year in respect of non-cash charges that increased Consolidated Excess Cash Flow in any prior fiscal year, ~~and~~ (xviii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or would have material adverse tax consequences to Holdings or any of its Subsidiaries and (xix) without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, the aggregate consideration including related fees and expenses required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into during such period or between the end of such period and the date a prepayment pursuant to Section 2.14(d) is required to made with respect to such period, relating to Permitted Acquisitions and Investments pursuant to clause (k), (m), (n) or (q) of Section 6.6 to be consummated or made, to the extent not expensed, during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount actually paid in connection with such Permitted Acquisitions or Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Consolidated Excess Cash Flow at the end of such period of four consecutive fiscal quarters..

“Consolidated Interest Expense” means, for any period, total interest expense, whether paid or accrued (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, imputed interest with respect to commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

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“Consolidated Net Income” means, for any period, the aggregate net income of Holdings and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the income of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period shall be excluded; (b) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with any Asset Sale or other asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto shall be excluded; (c) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with the receipt of any Net Insurance/Condemnation Proceeds shall be excluded; (d) any net unrealized gain (loss) (after any offset) resulting in such period from obligations under any Hedge Agreement or other derivative instruments and the application of ASC 815, in each case, shall be excluded; (e) any net unrealized gain (loss) (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness shall be excluded; (f) any gains (losses) resulting from returned surplus assets of any Pension Plan shall be excluded; and (g) the effect of any gain (loss) in respect of post-retirement benefits as a result of the application of ASC 715 shall be excluded.

“Consolidated Senior Secured Debt” means, as of any date of determination, the amount of Consolidated Total Debt as of such date but excluding any Indebtedness included therein that is not secured by any Liens on any assets of Holdings or any of its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the excess of (i) the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries over (ii) the lesser of (x) $15,000,000 and (y) the aggregate amount of unrestricted cash and cash equivalents of Holdings and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Converted Tranche B Term Loan” means each Tranche B Term Loan held by an Amendment No. 2 Consenting Lender on the Amendment No. 2 Effective Date immediately prior to the effectiveness of Amendment No. 2 (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Amendment No. 2 Effective Date).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and any amendment, waiver, supplement or other modification to any of the foregoing.

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“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each of the Borrower and the Guarantors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Entity” shall mean any Person identified in writing by the Borrower to the Administrative Agent prior to the Closing Date.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date of all outstanding Term Loans at the time such Equity Interests are issued, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

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“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) an Affiliated Lender to the extent contemplated by Section 10.06(e); and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, an Issuing Bank and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a), Section 8.01(f) or Section 8.01(g), the relevant Borrower (each such approval not to be unreasonably withheld or delayed).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other written order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health and safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

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“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the rate appearing on Reuters ~~BBA Libor Rates~~Screen LIBOR01 Page ~~3750~~ (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Rate Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding anything to the contrary set forth in the foregoing, (i) to the extent the Eurodollar Rate for any Interest Period for the Tranche B-1 Term Loans would be less than ~~1.25~~1.00%, then the Eurodollar Rate for the Tranche B-1 Term Loans for such Interest Period shall instead be ~~1.25%~~1.00% and (ii) the Eurodollar Rate applicable to the initial Interest Period for the Tranche B-1 Term Loans shall be the Eurodollar Rate for the Interest Period in effect immediately prior to the Amendment No. 2 Effective Date.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (a) any Tax on such recipient’s net income or profits (or any franchise Tax in lieu of any Tax on net income or profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office located in such jurisdiction or as a result of any other present or former connection between such recipient and the jurisdiction (other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Documents), (b) any branch profits Tax under Section 884(a) of the Internal Revenue Code or any similar Tax imposed by any other jurisdiction described in (a), (c) with respect to any Loan made by a Lender (other than any Lender becoming a party hereto pursuant to the Borrower’s request under Section 2.23), any U.S. federal withholding Tax that is imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Tax pursuant to Section 2.20, (d) any withholding Tax attributable to a Lender’s failure to comply with Section 2.20(c), and (e) any U.S. federal withholding Tax imposed as a result of a Lender’s failure to comply with the requirements of FATCA.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under (a) that certain Senior Secured Credit Facility, dated August 15, 2007, by and among AX Acquisition Corp., AX Holding Corp., Goldman Sachs Credit Partners L.P., as Administrative agent, and lenders from time to time party thereto, as amended prior to the Closing Date; (b) the Subordinated Loans; and (c) the Senior Notes.

“Existing Letters of Credit” means the existing letters of credit set forth on Schedule 1.1(b).

“Existing Term Loan Class” has the meaning provided in Section 2.20(a).

“Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.20 that are substantially identical to the Revolving Commitments except that such Revolving Commitments may have a later maturity date and different provisions with respect to interest rates and fees than those applicable to the Revolving Commitments.

“Extended Term Loan Exposure,” with respect to any Lender on any date of determination with respect to any Series of Extended Term Loans, means the principal amount of such Lender’s Extended Term Loans of such Series on such date.

“Extended Term Loan Maturity Date,” with respect to any Extended Term Loan, has the meaning provided in the applicable Additional Credit Extension Amendment.

“Extended Term Loans” as defined in Section 2.20(a).

“Extending Term Lender” as defined in Section 2.20(c).

“Extension Election” as defined in Section 2.20(c).

“Extension Request” as defined in Section 2.20(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means current Sections 1471 through 1474 of the Internal Revenue Code or any amended or successor version that is substantively comparable and any applicable Treasury Regulations promulgated thereunder or official interpretations thereof, whether in existence on the date hereof or promulgated thereafter.

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“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of certain footnotes.

“Financial Plan” as defined in Section 5.1(h).

“First Lien Intercreditor Agreement” means an Intercreditor Agreement, substantially in the form of Exhibit J (with such changes thereto as are reasonably acceptable to the Administrative Agent), by and between the Administrative Agent and the collateral agent for one or more classes of Permitted Secured Notes that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on June 30 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Cash Equivalents” means the foreign equivalent of Cash and Cash Equivalents described in the definition of Cash Equivalents in respect of each country in which a Foreign Subsidiary in organized or conducts business.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

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“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings and each Guarantor Subsidiary.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” includes, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty and reasonably satisfactory to Administrative Agent.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of the Borrower and its Subsidiaries, for the Fiscal Year ending June 30, 2010, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of the Borrower and its Subsidiaries for the Fiscal Quarter ending December 31, 2011, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three- and six-month periods ending on such date.

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“Holdings” as defined in the preamble hereto.

“Increased Amount Date” as defined in Section 2.24.

“Increased-Cost Lenders” as defined in Section 2.23.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (excluding accounts payable in the ordinary course of business consistent with past practices which are classified as current liabilities in accordance with GAAP); (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations once earned (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person but limited to the fair market value of such property; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness under (i)-(vii) above of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness under (i)-(vii) above of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an Indebtedness under (i)-(vii) above of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes. Notwithstanding the foregoing, (i) Indebtedness shall not include any amounts relating to accrued expenses, preferred Equity Interests, deferred rent, deferred taxes, obligations under employment agreements and deferred compensation and (ii) Indebtedness shall not include reimbursement obligations in respect of a letter of credit the payment of which is either fully (x) backed by a Letter of Credit or (y) cash collateralized. For purposes of calculating the Total Leverage Ratio and the Secured Total Leverage Ratio, it is understood and agreed that only Indebtedness required to be reflected on a balance sheet of such Person prepared in accordance with GAAP shall be included.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of one counsel, local counsel in each applicable jurisdiction and one additional counsel for each affected Person in the case of an actual or potential conflict of interest for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

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“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” as defined in Section 10.3.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Credit Party; (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of their respective assets; (iii) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party.

“Installment” as defined in Section 2.12.

“Installment Date” as defined in Section 2.12.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” as defined in the Pledge and Security Agreement.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period; provided further that the Amendment No. 2 Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest up to but excluding the Amendment No. 2 Effective Date for all Loans.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or such other period as may be agreed to by the Administrative Agent and all applicable Lenders), as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loan shall extend beyond such Class’s Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; provided, the initial Interest Period for the Tranche B-1 Term Loans on the Amendment No. 2 Effective Date shall be equal to the unexpired portion of the Interest Period in effect with respect to the Tranche B Term Loans on the Amendment No. 2 Effective Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings and its Subsidiaries’ operations and not for speculative purposes.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); and (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings, the Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount received, if any, upon the sale, liquidation, repayment or return of such Investment.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means JPMorgan Chase Bank, N.A., and any other Lender that becomes an Issuing Bank in accordance with Section 2.4(i), in each case in its capacity as an issuer of Letter of Credit hereunder, and any successor in such capacity as provided in Section 2.4(i).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“JPMCB” as defined in the preamble hereto.

“LC Disbursement” means a drawing under a Letter of Credit.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or an Additional Credit Extension Amendment.

“Lender Counterparty” means each counterparty to a Hedge Agreement that is a Lender, Agent or any of their respective Affiliates (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date or the date on which it enters into such Hedge Agreement but at any time subsequent to the Closing Date or entering into such Hedge Agreement, as the case may be, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means the lesser of (i) $25,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all LC Disbursements not theretofore reimbursed by or on behalf of Borrower.

“Licensed Intellectual Property” means any interest of any Credit Party as licensee or sublicensee under any license of intellectual property, other than any such interest that has been designated from time to time by Collateral Agent as not being required to be included in the Collateral.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind for security (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

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“Loan” means a Term Loan, a Revolving Loan or a Swing Line Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender under any Credit Document.

“Material Contract” means any contract or other written agreement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means any fee-owned Real Estate Asset in the United States of America having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof.

“Maturity Date” means the Tranche B Term Loan Maturity Date, the Tranche B-1 Term Loan Maturity Date, a New Term Loan Maturity Date or an Extended Term Loan Maturity Date.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage in form and substance reasonably satisfactory to Collateral Agent and Borrower, as it may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean (a) each Material Real Estate Asset identified as a Mortgaged Property on Schedule 5.11 and (b) each Material Real Estate Asset, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Borrower and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate; provided that such narrative report shall be in the form of a management’s discussion and analysis of financial condition and results of operations in a form customarily included in filings made with the Securities and Exchange Commission.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale (net of purchase price adjustments reasonably expected to be payable in connection therewith; provided that to the extent such purchase price adjustment is determined to be not payable or is otherwise not paid within 180 days of such Asset Sale (other than as a result of a dispute with respect to such purchase price adjustment which is subject to a resolution procedure set forth in the applicable transaction documents), such proceeds shall constitute Net Asset Sale Proceeds), minus (ii) any bona fide costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale and any transfer, documentary or other taxes payable by seller in connection therewith, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale, and (d) brokerage fees, accountants’ fees, investment banking fees, legal fees, costs and expenses, survey costs, title insurance premiums and other customary fees actually incurred in connection with such Asset Sale.

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“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“New Revolving Commitments” as defined in Section 2.24.

“New Revolving Loan Lender” as defined in Section 2.24.

“New Term Loan Commitments” as defined in Section 2.24.

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loan Commitment and New Term Loans of such Lender.

“New Term Loan Lender” as defined in Section 2.24.

“New Term Loan Maturity Date” means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Additional Credit Extension Amendment, including by acceleration or otherwise.

“New Term Loans” as defined in Section 2.24.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-US Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Note” means a Term Loan Note or a Revolving Loan Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties and Cash Management Banks, under any Credit Document, Hedge Agreement or Cash Management Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

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“Obligee Guarantor” as defined in Section 7.7.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Original Revolving Commitments” means the “Revolving Commitments” in effect under this Agreement immediately prior to the Amendment No. 2 Effective Date.

“Original Revolving Loans” means the “Revolving Loans” made pursuant to the Original Revolving Commitments.

“Original Swing Line Loans” means the “Swing Line Loans” made pursuant to the “Revolving Facility” in effect immediately prior to the Amendment No. 2 Effective Date.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any other Person, comparable instruments and documents, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Participant” as defined in Section 10.6(c).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, a majority of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(i)          immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)         all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)        Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1(a) or (b);

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(iv)        any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business permitted by Section 6.10; and

(v)         the aggregate amount of consideration paid by the Credit Parties in respect of any such Person that does not become a Credit Party or assets that are not owned by a Credit Party in all such acquisitions shall not exceed $100,000,000.

“Permitted Debt Securities” means any Indebtedness consisting of debt securities incurred or guaranteed by Credit Parties following the Closing Date; provided that (i) such debt securities do not mature or have scheduled amortization or scheduled payments of principal and are not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the 91st day after the Maturity Date of all Term Loans then outstanding, (ii) except in the case of Permitted Secured Notes, such debt securities are not secured by any assets of the Borrower or any of its Subsidiaries, (iii) such Indebtedness is not incurred or guaranteed by any Subsidiaries of Holdings that are not Credit Parties, and (iv) the other terms and conditions relating to such debt securities or loans (other than interest rates, discounts and call protection) are not in the aggregate more restrictive than the terms of this Agreement as determined in good faith by the Borrower.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and original issue discount, expenses, make-whole payments and other premiums thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.1(l), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed or extended and (y) the date which is 91 days after the Maturity Date of any then outstanding Class of Term Loans, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.1(l), such modification, refinancing, refunding, renewal or extension has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured by Liens that are subject to the terms of the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, then any Liens securing the modified, refinanced, refunded, renewed or extended Indebtedness do not have a higher priority compared to the Liens securing the Obligations than the Liens securing the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Secured Notes” means (i) Permitted Debt Securities and (ii) any Permitted Refinancing Indebtedness in respect of such Permitted Debt Securities, in each case, that are secured by a Lien permitted by Section 6.2(v).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(o).

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“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

“Potential ATS Sale” means the sale or other disposition of Subsidiaries involved in and assets used in the design, development, manufacture, marketing and sales of, and related services for, next generation, specialty test and measurement systems, including hardware and software, for the wireless, military, aerospace, defense, broadband communication and avionics markets, consistent with Borrower’s financial segment reporting as in effect on the Closing Date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments in connection with a Subject Transaction that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the applicable Calculation Date that Borrower determines are reasonably expected to be realized based upon specifically identified actions taken or to be taken within 12 months of the date of the Subject Transaction.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to a Term Loan of any Lender of any Class, the percentage obtained by dividing (a) the applicable Term Loan Exposure of that Lender of such Class by (b) the aggregate applicable Term Loan Exposure of all Lenders of such Class; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.

“Projections” as defined in Section 4.8.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Credit Party in any real property.

“Refinancing Debt Securities” means any Permitted Debt Securities that are designated as “Refinancing Debt Securities” in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent on or prior to the date such Permitted Debt Securities are issued.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Refinancing Debt Securities.

“Refinancing Term Loans” means New Term Loans that are designated as “Refinancing Term Loans” in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” as defined in Section 10.6.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

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“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(d).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders and (ii) the aggregate Revolving Exposure of all Lenders.

“Requisite Revolving Lenders” means one or more Lenders, at any time, having more than 50% of (a) the Revolving Commitments or (b) after the termination or expiration of the Revolving Commitments, the Revolving Exposure; provided that the Revolving Commitment and the Revolving Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Requisite Revolving Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of or premium, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to Permitted Debt Securities (other than Permitted Secured Notes) or subordinated Indebtedness permitted hereunder (excluding any such payment in connection with the Transactions).

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on ~~Appendix A-~~Schedule I of Amendment No. 2 or in the applicable Assignment Agreement or Additional Credit Extension Amendment, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the ~~Closing~~Amendment No. 2 Effective Date is $~~75,000,000.~~57,125,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) ~~the fifth anniversary of the Closing Date~~November 9, 2017 (or, with respect to Extended Revolving Commitments, the termination date therefore established in the applicable Additional Credit Extension Amendment), (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

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“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in the Letter of Credit Usage, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Lender” means a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.2(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Second Lien Intercreditor Agreement” shall mean an Intercreditor Agreement, in form reasonably acceptable to the Administrative Agent, by and between the Collateral Agent and the collateral agent for one or more classes of Permitted Secured Notes that are intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing Obligations rank prior to the Liens securing the Permitted Secured Notes, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or in connection with any Insolvency or Liquidation Proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of the Permitted Secured Notes and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications) the Collateral Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” means the Borrower’s existing 11.75% senior notes due 2015.

“Senior Officer” means, with respect to any Person other than a natural person, the President, Chief Executive Officer, Chief Financial Officer, or Chief Operating Officer of such Person.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Senior Secured Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Series” means, with respect to any Extended Term Loans or New Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provisions and that are designated as part of such “Series” pursuant to the applicable Additional Credit Extension Amendment.

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“Significant Subsidiary” means any Subsidiary of Holdings that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided, however, at all times Borrower shall be deemed to be a “Significant Subsidiary.”

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets on a going concern basis; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means The Veritas Capital Fund III, L.P., AX Holding LLC, Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Annex Fund II, L.P., Golden Gate Capital Investment Fund II (AI), L.P., Golden Gate Capital Investment Annex Fund II (AI), L.P., Golden Gate Capital Investment Associates II-QP, LLC, Golden Gate Capital Associates II-AI, LLC, CCG AV, LLC-series A, CCG AV, LLC-series C, CCG AV, LLC-series I, and GS Direct, L.L.C., together with their respective Affiliates.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve percentages shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subject Transaction” means any acquisition, investment, dispositions of a Person or line of business, or issuance, incurrence or repayment of Indebtedness, offering, issuance or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation or restructurings by Borrower or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by Borrower or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries (including any transaction giving rise to the need to make such calculation).

“Subordinated Loans” means the loans made under the Senior Subordinated Unsecured Credit Facility, dated September 21, 2007, by and among the Borrower, Goldman Sachs Credit Partners L.P., as administrative agent, and the lenders from time to time party thereto.

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“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. For purposes of this Agreement, the term “Subsidiary” shall not include the Persons listed on Schedule 1.1(a) hereto (each an “Inactive Subsidiary”); provided, that to the extent any Inactive Subsidiary listed on Schedule 1.1(a) shall cease to be inactive as determined by its respective Secretary of State office, it shall no longer be deemed an Inactive Subsidiary and shall be deemed a Subsidiary hereunder and shall become a party to this Agreement and any other Credit Document and execute and deliver guarantees, security agreements, mortgages and any other similar agreement supporting the Obligations of any of the Credit Parties as reasonably determined by the Administrative Agent.

“Suspension Period” means each period commencing on the date following the Closing Date on which the Borrower has a corporate family rating of at least Baa3 (stable or better) from Moody’s and a corporate credit rating of at least BBB- (stable or better) from S&P (the “Minimum Ratings”) and no Default or Event of Default has occurred and is continuing on such date and ending on the first date thereafter when the Borrower does not have the Minimum Ratings.

“Swing Line Lender” means JPMCB in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Borrower pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest. additions to tax or penalties applicable thereto.

“Tender Offer” means the tender offer and solicitation for consents by the Borrower for any and all of its outstanding Senior Notes, pursuant to the Offer to Purchase, dated April 25, 2011.

“Term Loan” means a Tranche B Term Loan, Tranche B-1 Term Loan, Extended Term Loan or New Term Loan.

“Term Loan Commitment” means the Tranche B Term Loan commitment, the Additional Tranche B-1 Term Commitment or the New Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender and, if applicable, such Lender’s Term Loan Commitment.

“Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

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“Terminated Lender” as defined in Section 2.23.

“Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of the following on such date: (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Tranche B Term Loan” means a term loan made as of the Closing Date by a Lender to Borrower pursuant to Section 2.1(a)(i).

“Tranche B Term Loan Commitment” means the commitment of a Lender to make a Tranche B Term Loan on the Closing Date, and “Tranche B Term Loan Commitments” means such commitments of all Lenders. The amount of each Lender’s Tranche B Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $725,000,000.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loan of such Lender; provided, at any time prior to the making of the Tranche B Term Loan, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Term Loan Commitment.

“Tranche B Term Loan Lender” means a Lender with Tranche B-1 Term Loan Exposure.

“Tranche B Term Loan Maturity Date” means the earlier of (i) the seven-year anniversary of the Closing Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B-1 Term Loan” has the meaning set forth in Section 2.1 (a) (ii).

“Tranche B-1 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B-1 Term Loan of such Lender; provided, at any time prior to the making of the Tranche B-1 Term Loan, the Tranche B-1 Term Loan Exposure of any Lender shall be equal to such Lender’s Additional Tranche B-1 Term Commitment.

“Tranche B-1 Term Loan Lender” means a Lender with Tranche B-1 Term Loan Exposure.

“Tranche B-1 Term Loan Maturity Date” means the earlier of (i) November 9, 2019 and (ii) the date that all Tranche B-1 Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Transaction Costs” means the fees, costs and expenses incurred by Holdings, Borrower or any of Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Document, including the repurchase, redemption or repayment of the Existing Indebtedness.

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“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Lender” as defined in Section 2.20(c).

“Waiveable Mandatory Prepayment” as defined in Section 2.15(c).

“Yield” for any Indebtedness on any date of determination will be the internal rate of return on such Indebtedness determined by the Administrative Agent utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to such Indebtedness on such date and (ii) the forward LIBOR curve (calculated on a quarterly basis) as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the final maturity date of such Indebtedness; (b) the applicable margin for such Indebtedness on such date; and (c) the issue price of such Indebtedness (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Indebtedness (assuming a four year weighted average life) but excluding customary arranger and underwriting fees not paid to the lenders providing such Indebtedness generally).

1.2.          Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial measurements (including the definitions of “Total Leverage Ratio” and “Senior Secured Leverage Ratio”), standards or terms in this Agreement, then Borrower and Administrative Agent agree to enter into negotiations in good faith to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Holding’s and its Subsidiaries’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the appropriate Credit Parties and the Requisite Lenders, all financial measurements (including the definitions of “Total Leverage Ratio” and “Senior Secured Leverage Ratio”), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. In addition, notwithstanding any other provision contained herein, (i) the definitions set forth in the Credit Documents and any financial calculations required by the Credit Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the Closing Date and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value,” as defined therein.

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1.3.          Interpretation, etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

1.4.          Certain Calculations.

(a) For purposes of determining the Total Leverage Ratio or the Senior Secured Leverage Ratio for any purpose hereunder (collectively, the “Applicable Calculations”), if any Subject Transaction has occurred during the four-quarter reference period or subsequent to such reference period and on or prior to the applicable Calculation Date (as hereinafter defined), the Applicable Calculations shall be calculated with respect to such period giving pro forma effect, including Pro Forma Cost Savings (and the change in any associated Indebtedness and change in Consolidated Adjusted EBITDA resulting therefrom) as if they had occurred on the last day of such four-quarter reference period (in the case of balance sheet items) or first day of the four-quarter reference period (in the case of income statement items). If since the beginning of such period any Person (that subsequently became a Subsidiary of Borrower or was merged with or into Borrower or any Subsidiary of Borrower since the beginning of such period) shall have made any Subject Transaction that would have required adjustment pursuant to this provision, then the Applicable Calculations shall be calculated giving pro forma effect thereto for such period as if such Subject Transaction had occurred at the last day of such four-quarter reference period (in the case of balance sheet items) or beginning of the applicable four-quarter period (in the case of income statement items).

(b) In calculating the Applicable Calculations, the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the applicable Calculation Date, will be excluded (including by adding back the amount of any attributable Consolidated Adjusted EBITDA that was negative).

(c) In calculating the Applicable Calculations, any Person that is a Subsidiary on the applicable Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period.

(d) In calculating the Applicable Calculations, any Person that is not a Subsidiary on the applicable Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period.

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SECTION 2.          LOANS AND LETTERS OF CREDIT

2.1.          Term Loan.

(a)          Loan Commitments.

(i)          ~~(a) Loan Commitments.~~ Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make, on the Closing Date, a Tranche B Term Loan to Borrower in an amount equal to such Lender’s Tranche B Term Loan Commitment. Borrower may make only one borrowing under the Tranche B Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date. Each Lender’s Tranche B Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche B Term Loan Commitment on such date.

(ii)         Subject to the terms and conditions set forth herein, (x) the Additional Term B-1 Lender agrees to make to the Borrower a loan denominated in Dollars (together with each Loan converted from a Converted Tranche B Term Loan pursuant to clause (y) below, a “Tranche B-1 Term Loan”) equal to the Additional Tranche B-1 Term Commitment on the Amendment No. 2 Effective Date and (y) each Converted Tranche B Term Loan of each Amendment No. 2 Consenting Lender shall be converted into a Tranche B-1 Term Loan of such Lender effective as of the Amendment No. 2 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Tranche B Term Loan immediately prior to such conversion; provided that the Tranche B-1 Term B Loans shall initially consist of Eurodollar Loans. Amounts borrowed under this Section 2. 1(a)(ii) and repaid or prepaid may not be reborrowed. Tranche B-1 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)          Borrowing Mechanics for Term Loans.

(i)          Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than one (1) Business Day prior to the Closing Date for Base Rate Loans and no later than three (3) Business Days prior to the Closing Date (or such shorter period of time to which the Administrative Agent may agree) for Eurodollar Rate Loans (except that the Funding Notice with respect to Tranche B-1 Term Loans to be borrowed on the Amendment No. 2 Effective Date pursuant to the Additional Tranche B-1 Term Commitments may be provided on such shorter notice as may be agreed by the Administrative Agent). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)         Each Lender shall make its Tranche B Term Loan available to Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the applicable conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche B Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Tranche B Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

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(iii)        Not later than 12:00 noon (New York City time) on the Amendment No. 2 Effective Date each Additional Tranche B-1 Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Tranche B-1 Term Loan to be made by such Additional Tranche B-1 Lender pursuant to its Additional Tranche B-1 Term Commitment. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Additional Tranche B-1 Lender in immediately available funds.

2.2.          Revolving Loans.

(a)          Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Revolving Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)          Borrowing Mechanics for Revolving Loans.

(i)          Except pursuant to Section 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount (in each case, other than with respect to Revolving Loans, if any, borrowed on the Amendment No. 2 Effective Date).

(ii)         Whenever Borrower desires that Revolving Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan (except that the Funding Notice with respect to Revolving Loans to be borrowed on the Amendment No. 2 Effective Date, if any, may be provided on such shorter notice as may be agreed by the Administrative Agent). Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii)        Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each Revolving Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower.

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(iv)        Each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the applicable conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower.

2.3.          Swing Line Loans.

(a)          Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans in Dollars to the Borrower from time to time prior to the Revolving Commitment Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Sublimit or (ii) the Total Utilization of Revolving Commitments exceeding the aggregate Revolving Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.

(b)          To request a Swing Line Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or transmission by electronic communication), not later than 12:00 noon, New York City time, on the day of a proposed ~~Swingline~~Swing Line Loan. Each such notice shall be in the form attached hereto as Exhibit A-1 and shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested ~~Swingline~~Swing Line Loan. The Administrative Agent will promptly advise the Swing Line Lender of any notice of a request for a Swing Line Loan received from the Borrower. The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swing Line Lender or as separately agreed by the Borrower and the Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swing Line Loan.

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(c)          The Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. (New York City time), on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Pro Rata Share of such Swing Line Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Loans made by such Lender (and Section 2.2 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

2.4.          Issuance of Letters of Credit and Purchase of Participations Therein.

(a)          General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account (provided that any Letter of Credit may be provided on behalf of any Subsidiary of the Borrower), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time prior to the fifth day before the Revolving Credit Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

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(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice in the form attached hereto as Exhibit A-3 requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The relevant Issuing Bank shall promptly notify the Administrative Agent of, and the Administrative Agent shall in turn promptly furnish to the Lenders notice of, any such issuance. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that such letter of credit application shall not contain terms inconsistent with the terms of this Agreement and shall not impose any additional obligations, liabilities or Liens on any Loan Party during the term of this Agreement. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit and (ii) the Total Utilization of Revolving Commitments shall not exceed the aggregate amount of Revolving Commitments.

(c)          Expiration Date. Each Letter of Credit shall (unless otherwise agreed by the relevant Issuing Bank pursuant to cash collateral or other arrangements satisfactory to the relevant Issuing Bank pursuant to which the Revolving Lenders are relieved of their participations on the Revolving Commitment Termination Date), expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Revolving Commitment Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the Revolving Commitment Termination Date).

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount from time to time available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Pro Rata Share of each LC Disbursement under any Letter of Credit issued by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)          Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars an amount equal to such LC Disbursement on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. (New York City time), on the day of receipt or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that unless the Borrower elects otherwise, the Borrower shall be deemed, subject to the conditions to borrowing set forth herein, to have requested in accordance with Section 2.2 or 2.3 that such payment be financed with Revolving Loans that are Base Rate Loans or, if such amount is less than $1,000,000, Swing Line Loan in an equivalent amount of such unreimbursed drawing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loans that are Base Rate Loans or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable drawing, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Borrower, in the same manner as provided in Section 2.2 with respect to Loans made by such Revolving Lender (and Section 2.2 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any unreimbursed drawing (other than the funding of Revolving Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such drawing.

(f)          Obligations Absolute. The Borrower’s obligation to reimburse drawings under Letters of Credit as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their affiliated officers, directors, partners, members, agents or employees, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the relevant Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the relevant Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)          Disbursement Procedures. The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of such demand for payment and whether such Issuing Bank has made or will fund a drawing thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the relevant Issuing Bank and the Revolving Lenders with respect to any such drawing (other than with respect to the timing of such reimbursement obligation set forth in clause (e) of this Section).

(h)          Interim Interest. If an Issuing Bank shall fund any drawing under any Letter of Credit, then, unless the Borrower shall reimburse such drawing in full on the date such drawing is made, the unpaid amount thereof shall bear interest, for each day from and including the date such drawing is made to but excluding the date that the Borrower reimburses such drawing, at the rate per annum provided in Section 2.8(f). Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)          Replacement or Addition of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. A Lender may become an additional Issuing Bank hereunder at any time by written agreement among the Borrower, the Administrative Agent and such Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

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(j)          Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Dollar amount of the Letter of Credit Usage as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or Holdings described in clause (f) or (g) of Section 8.1. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.22(a)(iii). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been, be applied to satisfy other obligations of the Borrower under the Credit Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.22, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or such collateral is no longer required pursuant to Section 2.22, as applicable.

2.5.          Pro Rata Shares; Availability of Funds.

(a)          Pro Rata Shares. All Loans of any Class shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares with respect to such Class, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

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(b)          Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6.          Use of Proceeds. The proceeds of the Tranche B Term Loans shall be applied by Borrower to purchase, redeem or repay Existing Indebtedness and to pay Transaction Costs. The proceeds of the Loans and Letters of Credit made after the Closing Date shall be applied by Borrower for working capital and general corporate purposes of Holdings and its Subsidiaries, including Permitted Acquisitions and capital expenditures. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act. The proceeds of the Tranche B-1Term Loans made pursuant to the Additional Tranche B-1 Term Commitments shall be used on the Amendment No. 2 Effective date to prepay Tranche B Term Loans that are not Converted Tranche B Term Loans.

2.7.          Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)          Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)          Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent), the Borrower shall execute and deliver to such Lender promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loans or Revolving Loans, as the case may be.

2.8.          Interest on Loans.

(a)          Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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(i)          in the case of the Term Loans and Revolving Loans:

(1)         if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2)         if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin;

(ii)         in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b)          The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)          In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month.

(d)          Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

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(e)          Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan that is a Revolving Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)          Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(g)          Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(d) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.

2.9.          Conversion/Continuation.

(a)          Subject to Section 2.18 and so long as no Default under Section 8.1(a) or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i)          to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

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(ii)         upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b)          Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).

2.10.         Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), all amounts of all Loans and other Obligations not paid when due shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11.         Fees.

(a)          Borrower agrees to pay to Lenders having Revolving Exposure:

(i)          commitment fees at a per annum rate of 0.50% on the average of the daily excess of (a) the Revolving Commitments over (b) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit Usage; and

(ii)         letter of credit fees at a per annum rate equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the average aggregate daily maximum amount available to be drawn under all Letters of Credit then outstanding (regardless of whether any conditions for drawing could then be met and determined as of the opening of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Revolving Lender its Pro Rata Share thereof. The Borrower shall pay all accrued and unpaid commitment fees and letter of credit fees with respect to the Original Revolving Commitments through the Amendment No. 2 Effective Date on the Amendment No. 2 Effective Date.

(b)          Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i)          a fronting fee equal to 0.25% per annum on the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the opening of business on any date of determination); and

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(ii)         such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)          All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)          In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12.         Scheduled Payments/Commitment Reductions. The principal amounts of the Tranche B-1 Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the amounts and on the dates (each an “Installment Date”) set forth below:

Amortization Date	Installments
~~September 30, 2011~~	~~$1,812,500~~
~~December 31, 2011~~	~~$1,812,500~~
~~March 31, 2012~~	~~$1,812,500~~
~~June 30, 2012~~	~~$1,812,500~~
~~September 30, 2012~~	~~$1,812,500~~
~~December 31, 2012~~	~~$1,812,500~~
~~March 31, 2013~~	~~$1,812,500~~
~~June 30, 2013~~	~~$1,812,500~~
September 30, 2013	$~~1,812,500~~1,530,000
December 31, 2013	$~~1,812,500~~1,530,000
March 31, 2014	$~~1,812,500~~1,530,000
June 30, 2014	$~~1,812,500~~1,530,000
September 30, 2014	$~~1,812,500~~1,530,000
December 31, 2014	$~~1,812,500~~1,530,000
March 31, 2015	$~~1,812,500~~1,530,000
June 30, 2015	$~~1,812,500~~1,530,000
September 30, 2015	$~~1,812,500~~1,530,000
December 31, 2015	$~~1,812,500~~1,530,000
March 31, 2016	$~~1,812,500~~1,530,000
June 30, 2016	$~~1,812,500~~1,530,000
September 30, 2016	$~~1,812,500~~1,530,000
December 31, 2016	$~~1,812,500~~1,530,000
March 31, 2017	$~~1,812,500~~1,530,000
June 30, 2017	$~~1,812,500~~1,530,000
September 30, 2017	$~~1,812,500~~1,530,000
December 31, 2017	$~~1,812,500~~1,530,000
March 31, 2018	$~~1,812,500~~1,530,000

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Amortization Date	Installments
~~May 9,~~June 30, 2018	$~~676,062,500~~1,530,000
September 30, 2018	$1,530,000
December 31, 2018	$1,530,000
March 31, 2019	$1,530,000
June 30, 2019	$1,530,000
September 30, 2019	$1,530,000
November 9, 2019	$573,750,000

; provided, in the event any New Term Loans are made or Extended Term Loans are Established, such New Term Loans or Extended Term Loans shall be repaid as provided in the Additional Credit Extension Amendment with respect to the applicable Series of New Term Loans or Extended Term Loans.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; ~~and~~ (y) the Tranche B-1 Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche B ~~Term Loan Maturity~~-1 Term Loan Maturity Date; and (z) the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders with Tranche B Term Loans that are not Converted Tranche B Term Loans, all Tranche B Term Loans that are not Converted Tranche B Term Loans on the Amendment No. 2 Effective Date.

.

2.13.         Voluntary Prepayments/Commitment Reductions.

(a)          Voluntary Prepayments.

(i)          Any time and from time to time, subject to clause (c) below:

(1)         with respect to Base Rate Loans, Borrower may prepay the Loans of any Class without penalty or premium (except as expressly provided herein with respect to the Tranche B-1 Term Loans) on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount;

(2)         with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans without penalty or premium (other than pursuant to Section 2.18(c)) on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(3)         with respect to Swing Line Loans, Borrower may prepay any such Loans without penalty or premium on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount.

(ii)         All such prepayments shall be made:

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(1)         upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans;

(2)         upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3)         upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)          Voluntary Commitment Reductions.

(i)          Borrower may, upon not less than one Business Day’s prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii)         Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof. For the avoidance of doubt, all Original Revolving Commitments shall terminate on the Amendment No. 2 Effective Date and Borrower shall repay all outstanding Original Revolving Loans and Original Swing Line Loans.

(c)          In the event that the Tranche B-1 Term Loans are repaid in whole or in part pursuant to Section 2.13(a) on or after the Amendment No. ~~1~~2 Effective Date but on or prior to the first anniversary of the Amendment No. ~~1~~2 Effective Date with the proceeds of other loans with a Yield that is lower than the Yield of the Tranche B-1 Term ~~Loan~~Loans, Borrower shall pay to each Tranche B-1 Term Loan Lender a prepayment premium of 1.00% of the amount of such Lender’s Tranche B-1 Term Loan so repaid.

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2.14.         Mandatory Prepayments/Commitment Reductions.

(a)          Asset Sales. Subject to Section 2.14(h), no later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such Net Asset Sale Proceeds; provided, (i) so long as no Default under Sections 8.1(a), (f) and (g) or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, in lieu of prepayment, (1) to invest such Net Asset Sale Proceeds within twelve months of receipt thereof or (2) to commit to invest such Net Asset Sale Proceeds within such twelve-month period provided such Net Asset Sale Proceeds are actually reinvested within eighteen months of receipt thereof in other productive assets of the general type used or useful in the business of Borrower and its Subsidiaries; provided further that no prepayment shall be required by this paragraph (a) to be made with any portion of the Net Asset Sale Proceeds of any Asset sale by a Foreign Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Foreign Subsidiary of such portion of the Net Asset Sale Proceeds with respect to such Asset Sale (x) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Foreign Subsidiary or any other Foreign Subsidiary that is a direct or indirect holder of its Equity Interests, or (y) would result in material adverse tax consequences to the Borrower or one of its Subsidiaries, provided further that with respect to each of clauses (x) and (y) above, in the event such dividend or distribution is prohibited by local law attributable to any such Foreign Subsidiary, the portion of such Net Asset Sale Proceeds so affected may be retained by the applicable Foreign ~~Subsidary~~Subsidiary as long as the applicable local law will not permit such dividend or distribution, and once repatriation of any such funds is permitted under applicable local law, such repatriation will be promptly effected and such repatriated funds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Loans. Notwithstanding the foregoing, the Net Asset Sale Proceeds from the Potential ATS Sale shall be repaid as follows: (x) 100% of such Net Asset Sale Proceeds shall be used to prepay the Loans and/or the Revolving Loans as set forth in Section 2.15(b) and (y) to the extent any Lender exercises its rights under Section 2.15(c) and waives such mandatory prepayment, the Borrower may use such remaining Net Asset Sale Proceeds (i) to reinvest in accordance with the timeframes set forth in this Section 2.14(a) or (ii) for Investments permitted pursuant to Section 6.6.

(b)          Insurance/Condemnation Proceeds. Subject to Section 2.14(h), no later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or the Revolving Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds; provided, so long as no Default under Sections 8.1(a), (f) and (g) or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, in lieu of payment, (i) to invest such Net Insurance/Condemnation Proceeds within twelve months of receipt thereof or (ii) to commit to invest such Net Insurance/Condemnation Proceeds within such twelve-month period provided such Net Asset Sale Proceeds are actually reinvested within eighteen months of receipt thereof in other assets of the general type used or useful in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c)          Issuance of Debt. On the first Business Day after the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Refinancing Indebtedness or Indebtedness incurred in violation of Section 6.1, Borrower shall prepay the Loans and/or the Revolving Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

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(d)          Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending June 30, ~~2012~~2014), Borrower shall, no later than 120 days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) such Consolidated Excess Cash Flow multiplied by the percentage as determined by reference to the Senior Secured Leverage Ratio as of the last day of such period determined from the Compliance Certificate delivered pursuant to Section 5.1(d) calculating Senior Secured Leverage Ratio for such period, as set forth in the following grid minus (ii) voluntary prepayments of Term Loans made during such period:

Senior Secured Leverage Ratio	Prepayment %
~~>4.00:1.00~~	~~75%~~
~~< 4.00:1.00~~	50%
> 3.25:1.00
< 3.25:1.00 > 2.75:1.00	25%
< 2.75:1.00	0%

(e)          Revolving Loans and Swing Loans. Borrower shall from time to time prepay first, the Swing Line Loans, without reductions in Commitments and second, the Revolving Loans without reductions in Commitments to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(f)          Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

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(g)          No Prepayment Premium or Penalties. Other than as set forth in Section 2.13(c), payments made by the Borrower pursuant to this Section 2.14 shall in no event include any prepayment premium, penalty or other similar fee.

(h)          Permitted Secured Notes. Notwithstanding clauses (a) and (b) above, if any Permitted Secured Notes that are secured by Liens ranking pari passu with the Liens securing the Obligations are required to be repaid or repurchased from any Net Sale Proceeds or Net Insurance/Condemnation Proceeds from any event, then the amount of such Net Sale Proceeds or Net Insurance/Condemnation Proceeds from such event shall be reduced by the lesser of (i) the amount of such proceeds from such event required to be applied to prepay such Permitted Secured Notes and (ii) the product of (x) a fraction, the numerator of which is the amount of such Permitted Secured Notes and the denominator of which is the sum of the principal amount of such Permitted Secured Notes and the principal amount of Term Loans then outstanding ~~multipled~~multiplied by (y) the Net Sales Proceeds.

2.15.         Application of Prepayments/Reductions.

(a)          Application of Voluntary Prepayments by Type of Loans. Any prepayment of Loans pursuant to Section 2.13(a) shall be applied either to repay Swing Line Loans, to repay Revolving Loans or to repay Term Loans ratably across each Class of Term Loans (or, at the option of Borrower, solely to the Class of Term Loans with the then earliest Maturity Date) and to the installments of the applicable Term Loan, as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof without reduction of Commitments;

second, to repay outstanding Revolving Loans to the full extent thereof without reduction of Commitments; and

third, to prepay the Term Loans of the Class or Classes determined in accordance with the foregoing provisions of this clause (a); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal thereunder.

(b)          Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(d) shall be applied as follows:

first, to prepay the Term Loans of each Class (except to the extent any Additional Credit Extension Amendment provides that the Term Loans established thereby shall participate on a less than pro rata basis) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied to the remaining scheduled Installments of principal thereunder in direct order;

second, to prepay the Swing Line Loans to the full extent thereof without reduction of Commitments;

third, to prepay the Revolving Loans to the full extent thereof without reduction of Commitments; and

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit.

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(c)          Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event Borrower is required to make any mandatory prepayment pursuant to clause (a), (b) or (d) of Section 2.14 (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share (or other applicable share) of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans attributable to such Lenders in accordance with Section 2.15(b)), and (ii) subject to the last sentence of Section 2.14(a), in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Term Loans of such Lenders accepting payments under clause (i) above (which prepayment shall be further applied to the scheduled installments of principal of the Term Loans of such Lenders in accordance with Section 2.15(b)).

(d)          Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

2.16.         General Provisions Regarding Payments.

(a)          Subject to clause (g) below, all payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b)          All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans that are not accompanied by a reduction in the Revolving Commitments) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

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(c)          Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)          Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)          Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)          Borrower hereby authorizes Administrative Agent to charge Borrower’s account with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal and interest due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g)          Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(h)          If an Event of Default under Sections 8.1(f) or (g) shall have occurred and not otherwise been waived or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments, proceeds of Collateral, distributions (including distributions in any Insolvency or Liquidation Proceeding pursuant to a plan or otherwise) and all other amounts or property collected or received on account of any Obligation shall be applied in the following order of priority:

(i)          first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with any collection or sale or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document (and, if there shall be a shortfall in the amount available pursuant to this clause to pay all amounts due under this clause, on a pro rata basis taking into account all amounts due under this clause (including on account of principal, interest, fees, expenses or otherwise, as applicable));

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(ii)         second, to the payment of all other Obligations then due and owing, on a pro rata basis;

(iii)        third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(i)          If any Lender, Agent or other Secured Party collects or receives any payment, proceeds of Collateral, distribution (including distributions in any Insolvency or Liquidation Proceeding pursuant to a plan or otherwise) or any other amount or property on account of any Obligation at any time when Section 2.16(h) requires that such payment, proceeds, distribution, amount or property be distributed pursuant to the provisions thereof to any other Secured Parties, then such Agent, Lender or other Secured Party shall hold the same in trust for such other Secured Parties and shall forthwith deliver the same to the Administrative Agent for distribution to such other Secured Parties in accordance with Section 2.16(h).

2.17.         Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans and scheduled payments of interest and fees made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, giving effect to the provisions of Section 2.16(h), then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, giving effect to the provisions of Section 2.16(h), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

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2.18.         Making or Maintaining Eurodollar Rate Loans.

(a)          Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b)          Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

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(c)          Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits (but without giving effect to any “floor” set forth therein) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower. For the avoidance of doubt, notwithstanding the foregoing, no Lender shall demand, and the Borrower shall not be obliged to make, any funding loss payments pursuant to this Section 2.18(c) with respect to the payment of accrued interest on the Amendment No. 2 Effective Date with respect to the Converted Tranche B Term Loans.

(d)          Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)          Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate (but without giving effect to any “floor” set forth therein) in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

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2.19.         Increased Costs; Capital Adequacy.

(a)          Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law, or compliance by such Lender therewith: (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)          Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that any Change in Law, or compliance by any Lender (or its applicable lending office) therewith, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any claim for compensation pursuant to this Section 2.19 shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.19 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant.

(c)          Notwithstanding anything to the contrary contained herein, Borrower will not be required to compensate any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(c)) for any such increased costs or reduced return incurred by such Lender more than six (6) months prior to such Lender’s written request to Borrower for such compensation.

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2.20.         Taxes; Withholding, etc.

(a)          Payments to Be Free and Clear. All sums payable by or on account of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b)          Withholding of Taxes. If any Credit Party or any other applicable withholding agent is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable under any of the Credit Documents: (i) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required; (ii) the applicable withholding agent shall pay any such Tax before the date on which penalties attach thereto, (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)          Evidence of Exemption From U.S. Withholding Tax.

(i)          Each Lender shall deliver to Borrower and to Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to withholding or reduction of any Taxes (including FATCA), (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation (including any specific documents required below in Section 2.20(c)(ii)) obsolete, expired or inaccurate in any material respect, deliver promptly to Borrower and Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Borrower or Administrative Agent) or promptly notify Borrower and Administrative Agent in writing of its inability to do so.

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(ii)         Without limiting the generality of the foregoing:

(1)         any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to Borrower and Administrative Agent, on or before the date on which it becomes party to this agreement, two duly executed, properly completed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; and

(2)         each Non-US Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to any payments hereunder or under any other Credit Document shall deliver to Borrower and Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, whichever of the following is applicable:

(I)          two duly executed, properly completed originals of Internal Revenue Service Form W-8BEN or any successor thereto claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)          two duly executed, properly completed originals of Internal Revenue Service Form W-8ECI or any successor thereto,

(III)          in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Internal Revenue Code, (x) two properly completed and duly signed originals of a certificate substantially in the form of Exhibit F (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two duly executed, properly completed originals of Internal Revenue Service Form W-8BEN or any successor thereto, or

(IV)          to the extent a Non-US Lender is not the beneficial owner (for example, where the Non-US Lender is a partnership or a participating Lender), two duly executed, properly completed originals of Internal Revenue Service Form W-8IMY or any successor thereto of the Non-US Lender, accompanied by an Internal Revenue Service Form W-9, Form W-8ECI, Form W-8BEN, U.S. Tax Compliance Certificate, Form W-8IMY, or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.20(c) if such beneficial owner were a Lender, as applicable (provided that, if the Non-US Lender is a partnership for U.S. federal income tax purposes (and not a participant Lender), and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Non-US Lender on behalf of such beneficial owners), or,

(V)          duly executed, properly completed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.

Notwithstanding any other provision of this clause (c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

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(d)          Refunds. If Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Credit Party, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.20(d) shall not be construed to require the Administrative Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(e)          Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(f)          Tax Indemnifications. Without limiting the provisions of subsection (a) or (e) above, Borrower shall, and does hereby, indemnify Administrative Agent and each Lender, without duplication, and shall make payment in respect thereof within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(g)          For the avoidance of doubt, the term “Lender,” for purposes of this Section 2.20, shall include any Swing Line Lender and any Issuing Bank.

2.21.         Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

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2.22.         Defaulting Lenders.

(a)          Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a)(i);

(ii)         the Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.5); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(iii)        if any Swing Line Loans or Letter of Credit Usage exists at the time such Lender becomes a Defaulting Lender then:

(1)         so long as the conditions set forth in Section 3.02(a)(iii) and (iv) are satisfied (and the Borrower has confirmed in writing that such conditions are satisfied) at such time, all or any part of such Defaulting Lender’s Pro Rata Share of the Swing Line Loans and Letter of Credit Usage shall be reallocated among the Revolving Lenders that are non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Pro Rata Share of the Swing Line Loans and Letter of Credit Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(2)         if the reallocation described in clause (1) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Loans and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage (after giving effect to any partial reallocation pursuant to clause (1) above) in accordance with the procedures set forth in Section 2.4(j) for so long as such Letter of Credit Usage is outstanding;

(3)         if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage pursuant to clause (2) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is cash collateralized;

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(4)         if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (1) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(5)         if all or any portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to clause (1) or (2) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such portion of the Letter of Credit Usage) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be payable to the Issuing Bank until and to the extent that such participation in the Letter of Credit Usage is reallocated and/or cash collateralized; and

(iv)        so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding participation in the Letter of Credit Usage will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(a)(iii), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii)(1) (and such Defaulting Lender shall not participate therein).

(b)          If (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Swing Line Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(c)          In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations in the Swing Line Exposure and the Letter of Credit Usage of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans in accordance with its Pro Rata Share (whereupon such Lender shall cease to be a Defaulting Lender).

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2.23.         Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings under Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time, (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11 and (D) if such removal is in connection with a reduction in the interest rates or fees payable with respect to the Tranche B-1 Term Loans prior to the first anniversary of the Amendment No. ~~1~~2 Effective Date, a fee equal to 1% of the principal amount of such Terminated Lender’s Tranche B-1 Term Loan; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.18(c), 2.19 or 2.20; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled or back-stopped or cash collateralized. Upon the payment of all amounts owing to any Terminated Lender and the assignment of such Terminated Lender’s Revolving Commitments, if any, to the Replacement Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

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2.24.         Incremental Facilities. Borrower may by written notice to Administrative Agent elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments or any previously established Extended Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by up to an aggregate amount (excluding, in each case, Refinancing Term Loans) equal to the greater of (i) $150,000,000 minus the principal amount of Permitted Secured Notes pursuant to Section 6.2(v)(i) and (ii) such greater amount if as of the last day of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered, the Senior Secured Leverage Ratio (determined for any such period by reference to such Compliance Certificate and calculated on a pro forma basis as of the last day of such Fiscal Quarter as if all requested New Term Loan Commitments and New Revolving Commitments were fully drawn) shall be 4.50:1.00 or less. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender,” as applicable) to whom Borrower proposes any portion of such New Revolving Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Revolving Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment or a New Term Loan Commitment. Such New Revolving Commitments or New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that, both before and after giving effect to such New Term Loan Commitments and New Revolving Commitments as if fully drawn (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Commitments or New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (3) Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 6.7 as of the last day of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered after giving effect to such New Revolving Commitments or New Term Loan Commitments, as applicable; (4) the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and Administrative Agent, and each of which shall be recorded in the Register and each New Revolving Loan Lender and New Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); (5) Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the New Revolving Commitments or New Term Loan Commitments, as applicable; and (6) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to its New Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

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The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as to pricing, amortization and maturity as otherwise set forth herein or in the applicable Additional Credit Extension Amendment, at the option of Borrower, identical to the existing Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the then outstanding Term Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no shorter than the final maturity of the then outstanding Term Loans, (iii) the upfront fees and rate of interest applicable to the New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Additional Credit Extension Amendment; provided that if the Yield of any New Term Loans (other than Refinancing Term Loans) exceeds the then applicable Yield of the Tranche B-1 Term Loans by more than 50 basis points, then the Applicable Margins for the Tranche B-1 Term Loans shall be increased to the extent necessary so that the Yield of the Tranche B-1 Term Loans is equal to the Yield of such New Term Loans minus 50 basis points and (iv) all other terms applicable to the New Term Loans shall either be identical to the terms of the then existing Term Loans or shall be reasonably acceptable to the Administrative Agent. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Administrative Agent to effect the provision of this Section 2.24.

2.25.         Extended Term Loans and Extended Revolving Commitments.

(a)          The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

(i)          all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

(ii)         the interest rate provisions with respect to the Extended Term Loans may be different than those applicable to the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

(iii)        the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the latest Maturity Date of any then outstanding Class of Term Loans.

(b)          Any Extended Term Loans converted pursuant to any Term Loan Extension Request shall be designated a Series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

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(c)          The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extended Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower). In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower).

(d)          The Borrower may, with the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as ~~swingline~~swing line lender or issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments and (ii) any reduction in the Revolving Commitments may, at the option of the Borrower, be directed to a disproportional reduction of the Revolving Commitments of any Lender providing an Extended Revolving Commitment.

(e)          Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents provided pursuant to this Agreement). Each Additional Credit Extension Amendment shall be binding on the Lenders, the Credit Parties and the other parties hereto. In connection with any Additional Credit Extension Amendment, the Credit Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent.

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(f)          The provisions of this Section 2.25 shall override any provision of Section 10.5 to the contrary.

SECTION 3.          CONDITIONS PRECEDENT

3.1.          Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)          Credit Documents. Administrative Agent shall have received executed counterparts to this Agreement from each Credit Party, the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender listed on the signature page hereto.

(b)          Organizational Documents; Incumbency. Administrative Agent shall have received (i) a satisfactory copy of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate (or the equivalent thereof) from the applicable Governmental Authority, if such a concept exists in such jurisdiction, of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c)          Existing Indebtedness. On the Closing Date the Administrative Agent shall be reasonably satisfied that substantially concurrently with the funding of the Tranche B Term Loans, Holdings and its Subsidiaries shall have (i) purchased and cancelled (or made arrangements to cancel) all Senior Notes properly tendered and accepted pursuant to the Tender Offer, made arrangements reasonably satisfactory to the Administrative Agent to call for redemption any of the Borrower’s Senior Notes not so tendered and accepted, and prepaid all of the Subordinated Loans and all of the other Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit under the Existing Indebtedness, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit issued and outstanding thereunder (which, for the avoidance of doubt, does not include the Existing Letters of Credit) (or the cash collateralization thereof) or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

(d)          Personal Property Collateral. The Credit Parties shall have delivered to Collateral Agent executed counterparts to the Pledge and Security Agreement from each Credit Party together with:

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(i)          such UCC financing statements, originals of securities, instruments and chattel paper as are provided therein for the Credit Parties to deliver on the Closing Date;

(ii)         a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby; and

(iii)        fully executed Intellectual Property Security Agreements, in proper form for filing or recording in the United States Patent and Trademark Office and the United States Copyright Office, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 5.2 to the Pledge and Security Agreement.

(e)          Opinions of Counsel to Credit Parties. Administrative Agent shall have received executed copies of the favorable written opinions of Schulte, Roth & Zabel LLP, special New York counsel for Credit Parties, as to such customary matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Administrative Agent).

(f)          Fees. Borrower shall have paid to Agents the fees payable on the Closing Date as separately agreed in writing with the Bookrunners.

(g)          Solvency Certificate. On the Closing, Date Administrative Agent shall have received a Solvency Certificate from Borrower and the Guarantors, on a consolidated basis, in form, scope and substance satisfactory to Administrative Agent, and demonstrating that after giving effect to the consummation of the Acquisition and any rights of contribution, the Borrower and the Guarantors, on a consolidated basis are and will be Solvent.

(h)          Closing Date Certificate. Holdings and Borrower shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(i)          Letter of Direction. Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(j)          Patriot Act. The Administrative Agent shall have received from the Credit Parties all documentation and other information requested by any Lender that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

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3.2.          Conditions to Each Credit Extension.

(a)          Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)          Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)         after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii)        as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv)        as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and

(v)         on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

(b)          Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document or other matter required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

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SECTION 4.          REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and, to the extent provided in Section 3.2(a)(iii), on each Credit Date that the following statements are true and correct:

4.1.          Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2.          Equity Interests and Ownership. Each of the Equity Interests of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3.          Due Authorization; Enforceability. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.          No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under the Credit Documents); or (d) require any approval of stockholders, members or partners of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained.

4.5.          Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as have been obtained or made and are in full force and effect or when the failure of which to be so made or delivered could not reasonably be expected to have a Material Adverse Effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or as of a post-closing date, as applicable.

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4.6.          Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.          Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of Holdings as at the dates thereof and the results of operations and cash flows, on a consolidated basis, of Holdings for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

4.8.          Projections. On and as of the Closing Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year 2011 through and including Fiscal Year 2016 (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts, actual results during the period or periods covered by the Projections may differ from such Projections, and the differences may be material.

4.9.          No Material Adverse Change. Since December 31, 2010, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10.         Adverse Proceedings, etc.

There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11.         Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal and state income tax returns and all other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all Taxes upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed Tax assessment against Holdings or any of its Subsidiaries, other than those that are being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings and for which such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided.

4.12.         Properties. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8. Except as set forth on Schedule 4.12 or otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

4.13.         Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law, except as has been provided to the Administrative Agent in accordance with this Agreement. To each of Holdings’ and its Subsidiaries’ knowledge, there are and have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To each of Holdings’ and its Subsidiaries’ knowledge, no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

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4.14.         No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.15.         Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.16.         Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

4.17.         Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened in writing involving Holdings or any of its Subsidiaries, and (c) to the knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.18.         Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except where noncompliance could not be reasonably likely to result in liability in excess of $10,000,000. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that is reasonably likely to result in liability in excess of $10,000,000. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, except where the failure of such representation to be true and correct could reasonably be expected to result in a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan and there has been no determination that any Pension Plan is in “at risk” status, except where the failure of such representation to be true and correct could reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is less than $10,000,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan except where noncompliance could reasonably be expected to have a Material Adverse Effect.

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4.19.         Solvency. The Credit Parties, on a consolidated basis, are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.20.         Compliance with Statutes, etc.

Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.21.         Disclosure. The representations or warranties of the Credit Parties contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby concerning the Credit Parties or the transactions contemplated hereby, taken as a whole, did not contain, as of the date furnished, any untrue statement of a material fact or omit to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials were based upon good faith estimates and assumptions believed by Holdings or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished by Credit Parties to Lenders for use in connection with the transactions contemplated hereby.

4.22.         Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 ~~CFR~~C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5.          AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification Obligations) and cancellation or expiration or cash collateralization or back-stop of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

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5.1.          Financial Statements and Other Reports. Holdings will deliver to Administrative Agent (for delivery to Lenders):

(a)          Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail (it being understood that the Form 10-Q filed with the Securities and Exchange Commission shall be acceptable), together with a Narrative Report and, only to the extent any such financial statements are not required to be filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, a Financial Officer Certification, with respect thereto;

(b)          Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail (it being understood that the Form 10-K filed with the Securities and Exchange Commission shall be acceptable), together with a Narrative Report and, only to the extent any such financial statements are not required to be filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, a Financial Officer Certification, with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of KPMG or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c)          Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

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(d)          Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such section had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for such financial statements in form and substance satisfactory to Administrative Agent upon the reasonable request of the Administrative Agent;

(e)          Notice of Default. Promptly upon any Senior Officer of Holdings or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(f)          Notice of Litigation. Promptly upon any Senior Officer of Holdings or Borrower obtaining knowledge of the institution of, or written threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, that could be reasonably expected to have a Material Adverse Effect;

(g)          ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h)          Financial Plan. As soon as practicable and in any event no later than sixty days after the beginning of each Fiscal Year commencing with the Fiscal Year ending June 30, 2013, a consolidated financial forecast for such Fiscal Year (or portion thereof) (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, including the calculation of the covenant set forth in Section 6.7, for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each Fiscal Quarter of such Fiscal Year;

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(i)          Insurance Report. A certificate from Borrower’s insurance broker(s) in form and substance satisfactory to Administrative Agent, as reasonably requested by the Administrative Agent, outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries;

(j)          Notice Regarding Material Contracts. Together with the delivery of the quarterly financial statements pursuant to Section 5.1(a) and the annual financial statements pursuant to Section 5.1(b), notice of (i) any Material Contract of Holdings or any of its Subsidiaries constituting in excess of 10% of total revenues of Holdings and its Subsidiaries on a consolidated basis that has been terminated and (ii) any default under a Material Contract of Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, in each case, together with a written statement describing such event and an explanation of any actions being taken with respect thereto;

(k)          Information Regarding Collateral. Borrower will furnish to Collateral Agent prompt (but not more than 10 Business Days after the occurrence thereof) written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(l)          [Intentionally Omitted];

(m)          Other Information. (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (ii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender;

(n)          Certification of Public Information. Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains only publicly available information with respect to Holdings and its Subsidiaries may be posted on that portion of the Platform designated for such public-side Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains only publicly available information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Nonpublic Information with respect to Holdings, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonably efforts to indicate whether any document or notice contains only publicly available information; and

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(o)          Delivery of Information. Documents required to be delivered pursuant to Section 5.1(a), 5.1(b), 5.1(d), 5.1(h) or 5.1(m) may be delivered electronically, and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents or provides a link thereto on Borrower’s website on the Internet at the website address listed on Appendix B; or (ii) on which such documents are posted on Borrower’s behalf on the Platform, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (x) Borrower shall deliver paper copies of such documents to the Administrative Agent if it requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (y) Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

5.2.          Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits material to its business; except in the case of clause (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.3.          Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred or such Lien may be imposed with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4.          Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all subject to and in accordance with its usual custom and practice and provided that nothing herein shall be deemed to restrict any Credit Party or any of its Subsidiaries from carrying out alterations and improvements to, or changing the use of, any assets in the ordinary course of its business.

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5.5.          Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar businesses. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance is made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or any successor act thereto), then the Borrower shall, or shall cause each Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance (which may include certificates of insurance and loss payee, mortgage and additional insured endorsements) in form and substance reasonably acceptable to the Collateral Agent. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ (or ten days’ in the case of nonpayment of premium) prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6.          Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon prior reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested but so as not to interfere with the normal business and operations of Borrower provided, that notwithstanding anything to the contrary contained herein, (i) each Lender shall at all times coordinate with the Administrative Agent the frequency and timing of any such visits and inspections so as to reasonably minimize the burden imposed on the Credit Parties, (ii) a representative of Borrower shall be given the opportunity to be present for any communication with the independent accountants and (iii) so long as no Event of Default shall be continuing, only the Administrative Agent may exercise such rights and the Credit Parties shall not be obligated to pay for more than one such inspection per calendar year.

5.7.          [Intentionally Omitted].

5.8.          Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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5.9.          Environmental.

(a)          Environmental Disclosure. Holdings will deliver to Administrative Agent:

(i)          as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims, which significant environmental matters or Environmental Claims could reasonably be expected to have a Material Adverse Effect;

(ii)         promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, which could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings’ or Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(iii)        as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, which could reasonably be expected to have a Material Adverse Effect, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity and which investigation could reasonably be expected to have a Material Adverse Effect;

(iv)        prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; and

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(v)         with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)          Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10.         Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Borrower, Borrower shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(d), and 5.11 and any intellectual property security agreements and evidence of insurance. In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by the Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(d) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof. Notwithstanding anything to the contrary herein, in no case shall a Person be required to pledge any stock of a “controlled foreign corporation” as defined in Section 957 of the Code (“CFC”) (other than 65% of the stock of a first-tier CFC) and in no case will an asset of any CFC serve as Collateral under this Agreement or any other Credit Document.

5.11.         Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset after the Closing Date, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and, subject to any necessary filing and/or recording of mortgages or other documents, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12.         [Intentionally Omitted.]

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5.13.         Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are ~~guarantied~~guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings, and its Domestic Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents and herein with respect to Foreign Subsidiaries).

5.14.         Maintenance of Ratings. Borrower shall use commercially reasonable efforts to maintain ratings issued by Moody’s and S&P with respect to the Loans (it being understood that Borrower is under no obligation to maintain any particular level of rating issued by Moody’s or S&P).

5.15.         Post-Closing Matters. The Credit Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified on such schedule.

SECTION 6.          NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification Obligations) under this Agreement and cancellation or expiration of all Letters of Credit (or cash collateral or back to back letters of credit are provided with respect thereto), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1.          Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)          the Obligations (including, without limitations, obligations in respect of any Incremental Facility);

(b)          (i) Indebtedness of any Guarantor Subsidiary owing to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary, (ii) Indebtedness of any Subsidiary of Borrower that is not a Guarantor owing to Holdings or Borrower or any Subsidiary of Borrower in an aggregate principal amount that, together with Indebtedness under clause (ii) of Section 6.1(g), does not exceed at any time $20,000,000 in excess of the amount set forth on Schedule 6.1(b); and (iii) Indebtedness of Holdings or Borrower or any Guarantor Subsidiary owing to any Subsidiary of Holdings or the Borrower that is not a Guarantor Subsidiary; provided, (x) all such Indebtedness shall be unsecured and (y) all such Indebtedness payable to a Subsidiary of the Borrower that is not a Guarantor shall be subordinated in right of payment to the payment in full of the Obligations pursuant to terms reasonably satisfactory to the Administrative Agent;

(c)          Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of property acquired in a Permitted Acquisition), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

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(d)          Indebtedness which may be deemed to exist pursuant to any guaranties, letter of credit reimbursement obligations, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(e)          Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(f)          guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(g)          (i) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary of Indebtedness of the Borrower or a Guarantor Subsidiary or (ii) guaranties of Indebtedness of any Subsidiary (other than a Guarantor Subsidiary as referred to in clause (i) above) not in excess of, together with Indebtedness under clause (ii) of Section 6.1(b), at any time $20,000,000 in excess of the amount set forth on Schedule 6.1(b), with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(h)          Indebtedness in connection with the repurchase otherwise permitted hereunder of equity issued to any current or former officer, director, consultant or employee of Holdings or any of its Subsidiaries, or his or her estate, spouse, former spouse, or family member (including any promissory notes issued by any Credit Party or any of its Subsidiaries to repurchase equity from such Persons) in an amount not to exceed $5,000,000 in the aggregate at any time outstanding;

(i)          Indebtedness in an amount not to exceed $20,000,000 in the aggregate at any time outstanding when aggregated with amounts under Section 6.1(m) consisting of Indebtedness of Borrower or any of its Subsidiaries issued to a seller in connection with a Permitted Acquisition;

(j)          the incurrence by any Foreign Subsidiary of Holdings of Indebtedness owing to Persons other than Holdings and any of its Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed the sum of $50,000,000;

(k)          (i) Permitted Debt Securities so long as no Event of Default has occurred and is continuing or would arise after giving effect thereto and on a Pro Forma Basis the Total Leverage Ratio as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) prior to the incurrence of such Permitted Debt Securities is ~~at least 0.25x less than the maximum permitted Total Leverage Ratio as of such date pursuant to Section 6.7~~less than or equal to 5.25:1.00 and (i) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (k);

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(l)          Indebtedness with respect to Capital Leases and purchase money Indebtedness and any Permitted Refinancing Indebtedness in respect thereof in an aggregate amount not to exceed $20,000,000;

(m)          Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $20,000,000 at any one time outstanding (when aggregated with amounts under Section 6.1(i)), provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any Subsidiary (other than by any such Person that so becomes a Subsidiary);

(n)          other unsecured Indebtedness of Holdings, the Borrower and/or its Subsidiaries or other subordinated Indebtedness (not including any other amounts permitted under this Section 6.1) in an aggregate amount not to exceed at any time $50,000,000;

(o)          Indebtedness under Interest Rate Agreements or Currency Agreements entered into in the ordinary course of business and not for speculative purposes;

(p)          Indebtedness existing on the Closing Date and listed on Schedule 6.1 hereto (and Permitted Refinancing Indebtedness in respect thereof);

(q)          Indebtedness of any Credit Party incurred during any Suspension Period; and

(r)          Refinancing Debt Securities.

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.1, Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item.

6.2.          Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)          Liens in favor of Collateral Agent granted pursuant to any Credit Document;

(b)          Liens for Taxes that are not yet delinquent or required to be paid pursuant to Section 5.3 and Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted , so long as (a) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim;

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(c)          statutory and contractual Liens of landlords, banks (and rights of set-off), carriers, warehousemen, suppliers, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)          Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)          easements, servitudes, covenants, conditions, reservations, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, or other similar encumbrances, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f)          any interest or title of a lessor or sublessor or licensor or sublicensor under any lease or license of real estate or personal property permitted hereunder;

(g)          Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)          purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)          Liens in favor of customs and revenue authorities or freight handlers or forwarders arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)          any zoning or similar law or right or restriction reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)          licenses and sublicenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;

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(l)          Liens described in Schedule 6.2 or disclosed on a title report;

(m)          Liens securing Indebtedness permitted pursuant to Section 6.1(l); provided, any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and substitutions and replacements thereof and accessions and attachments thereto and extensions, renewals, replacements of such Liens, provided that any extension renewal or replacement is no more restrictive in any material respect than the Liens so extended, renewed or replaced and does not extend to any additional property or asset, except as provided in this paragraph;

(n)          any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

(o)          customary rights of set off, bankers’ lien, refund or charge back under deposit agreements, the UCC or common law of banks or other financial institutions where Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(p)          Liens on the assets of Foreign Subsidiaries to secure Indebtedness of such Foreign Subsidiaries;

(q)          Liens in favor of Holdings or any Subsidiary;

(r)          Liens to secure Indebtedness permitted by Section 6.1(m); provided that such Liens were in existence prior to and were not incurred in connection with or in contemplation of, such Permitted Acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by Holdings or ~~it~~its Subsidiaries;

(s)          Customary rights of first refusal, “tag-along” and “drag-along” rights, and put and call arrangements under joint venture agreements;

(t)          other Liens securing Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(u)          Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances, provided that such Liens attach only to the documents, goods covered thereby and proceeds thereof;

(v)         Liens on the Collateral securing (i) Permitted Debt Securities (which Liens may rank pari passu with the Liens securing the Obligations) so long as the Borrower would have been able to incur Incremental Term Loans (other than Refinancing Term Loans) pursuant to Section 2.24 in a principal amount equal to the principal amount of such Permitted Debt Securities, (ii) Refinancing Debt Securities (which Liens may rank pari passu with or junior to the Liens securing the Obligations) and (iii) Permitted Debt Securities (which Liens shall rank junior to the Liens securing the Obligations); provided that, in each of clauses (i) through (iii), the collateral agent for the holders of such Permitted Secured Notes has entered into the First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable;

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(w)          Liens in connection with cash collateral, if any, securing Existing Letters of Credit provided in connection with closing the transactions contemplated hereby; and

(x)          Liens on cash collateral not in excess of $~~2,250,000~~5,000,000 pledged to ~~Bank of America, N.A. to~~ secure obligations of the Credit Parties owing to ~~Bank of America N.A.~~banks and their affiliates from time to time in respect of overdrafts and related liabilities arising from treasury, depositary and cash management services, including in connection with automated clearing house transfers and similar transactions.

6.3.          No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions arising under Indebtedness permitted by Section 6.1(j) or 6.1(m) or secured by Indebtedness permitted by Section 6.2(v) and (d) restrictions entered into during a Suspension Period, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets (other than any Excluded Asset as defined in the Pledge and Security Agreement), whether now owned or hereafter acquired, to secure the Obligations.

6.4.          Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a)          Borrower may make Restricted Junior Payments to Holdings (i) in an aggregate amount not to exceed $2,500,000 in any Fiscal Year, to the extent necessary to permit Holdings or its parent entity to pay general administrative costs and expenses and out-of-pocket legal, accounting and filing and other general corporate overhead costs of Holdings (including, franchise taxes and other fees required to maintain its existence) or its parent entity actually incurred by Holdings or its parent entity, and (ii) for so long as the Borrower is a member of a group filing a consolidated income or combined income tax return with Holdings, to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries franchise taxes and other fees required to maintain its existence, so long as (A) Holdings applies the amount of any such Restricted Junior Payment for such purpose, and (B) the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that Borrower and its Subsidiaries that are members of such consolidated group would have been required to pay in respect of such Taxes in respect of such year if Borrower and its Subsidiaries paid such Taxes directly as a stand-alone consolidated income Tax group (reduced by any such Taxes paid directly by Borrower and its Subsidiaries);

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(b)          so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Borrower or any of its Subsidiaries held by any current or former officer, director, consultant or employee of Borrower or any of its Subsidiaries, or his or her estate, spouse, former spouse, or family member (or pay principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) and may make Restricted Junior Payments to Holdings utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by any current or former officer, director, employee or consultant of Borrower or any of its Subsidiaries, or his or her estate, spouse, former spouse, or family member (or for the payment of principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2,500,000 in any calendar year period (with unused amounts in any immediately preceding calendar year being carried over to the succeeding calendar year subject to a maximum carry-over amount of $2,500,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i)          the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings to any current or former officer, director, consultant or employee of Borrower or any of its Subsidiaries, or his or her estate, spouse, former spouse, or family member of Borrower, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Closing Date, plus

(ii)         the cash proceeds of key person life insurance policies, if any, received by Holdings and its Subsidiaries after the Closing Date;

(c)          Holdings and its Subsidiaries may redeem or repurchase Equity Interests in exchange for Equity Interests of Holdings (other than Disqualified Equity Interests) or with the proceeds of a substantially contemporaneous sale of Equity Interests of Holdings (other than Disqualified Equity Interests), or a substantially contemporaneous receipt of a capital contribution to Holdings;

(d)          Borrower and its Subsidiaries may repay, repurchase, redeem or otherwise acquire for value any subordinated Indebtedness or Permitted Debt Securities with the proceeds of Permitted Refinancing Indebtedness or with the proceeds of a substantially contemporaneous sale of Equity Interests of Holdings (other than Disqualified Equity Interests), or a substantially contemporaneous receipt of a capital contribution to Holdings;

(e)          Borrower and its Subsidiaries may purchase, redeem and repay the Existing Indebtedness;

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(f)          so long as no Event of Default has occurred and is continuing, Holdings and its Subsidiaries may make other Restricted Junior Payments in an aggregate amount not to exceed $25,000,000;

(g)          Holdings and its Subsidiaries may make Restricted Junior Payments out of the Available Amount; provided that no Restricted Junior Payments shall be permitted under this clause (g) unless (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto and (ii) on a Pro Forma Basis the Borrower would be in compliance with Section 6.7 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) and would have a Senior Secured Leverage Ratio as of such date that is less than or equal to 3.50:1.00; and

(h)          Holdings and its Subsidiaries may make Restricted Junior Payments during any Suspension Period.

6.5.          Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) existing under this Agreement, (ii) in agreements evidencing Indebtedness permitted by Section 6.1(l) that impose restrictions on the property so acquired, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, asset or stock sale agreement, joint venture agreements and similar agreements entered into in the ordinary course of business, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (v) described on Schedule 6.5, (vi) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the Foreign Subsidiary obligated on such Indebtedness, (vii) in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Equity Interest of a Person other than on a pro rata basis, (viii) in any instrument governing Indebtedness or Equity Interests of a Person acquired by Holdings or one of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests was incurred or issued in connection with or in contemplation of such acquisition), so long as the encumbrance or restriction thereunder is not applicable to any Person, or the properties or assets of any Person, other than the Person or property or assets of the Person so acquired, (ix) arising under applicable laws, rules, regulations or orders, (x) restrictions entered into during a Suspension Period and (xi) any encumbrance or restriction imposed by any amendments, modifications, restatements, increases, supplements, refundings, replacements, or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the board of directors of Borrower, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.6.          Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)          Investments in Cash and Cash Equivalents and, in the case of any Foreign Subsidiary of Holdings, Foreign Cash Equivalents;

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(b)          (i) Investments owned as of the Closing Date in any Subsidiary and (ii) Investments made after the Closing Date in the Borrower and any Guarantor Subsidiary;

(c)          Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)          intercompany loans and other Indebtedness to the extent permitted under clauses (b) and (g) of Section 6.1;

(e)          capital expenditures;

(f)          Permitted Acquisitions;

(g)          Investments described in Schedule 6.6 and renewals or extensions of any such Investment to the extent not involving any additional Investments other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of this Agreement;

(h)          extensions of credit to customers or advances, deposits and payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP;

(i)          Investments constituting non-Cash consideration received by Borrower or any of its Subsidiaries in connection with permitted Asset Sales and other sales and dispositions permitted under clauses (c) or (h) of Section 6.8;

(j)          Investments under Hedge Agreements to the extent permitted under Section 6.1(o);

(k)          loans, guarantees of loans, advance, and other extensions of credit to current and former officers, directors, employees, and consultants of Holdings, a Subsidiary of Holdings, or a direct or indirect parent of Holdings for the purpose of permitting such Persons to purchase Equity Interests of Borrower, Holdings or any direct or indirect parent of Holdings, not to exceed $5,000,000 in aggregate outstanding at any time;

(l)          Investments resulting from a Permitted Acquisition, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(m)          Investments out of the Available Amount; provided that no Event of Default has occurred and is continuing or would arise after giving effect thereto;

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(n)          Investments in Joint Ventures engaged in a business conducted by Borrower and its Subsidiaries and having an aggregate value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) since the Closing Date and then outstanding, in an aggregate amount not to exceed at any time $10,000,000;

(o)          other Investments by Credit Parties in Subsidiaries that are not Credit Parties in an aggregate amount not to exceed at any time $20,000,000;

(p)          Investments made by Subsidiaries that are not Credit Parties in other Subsidiaries that are not Credit Parties;

(q)          Investments in exchange for Equity Interests (other than Disqualified Equity Interests) of Holdings;

(r)          other Investments to the extent not included above in an amount not to exceed $10,000,000 outstanding at any time; and

(s)          Investments made during any Suspension Period.

6.7.          Maximum Total Leverage Ratio. Except with the written consent of the Requisite Revolving Lenders, Holdings shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, ~~2012,~~2013, to exceed the correlative ratio indicated:

Fiscal Quarter	Total Leverage Ratio
~~June 30, 2012~~	~~5.75:1.00~~
~~September 30, 2012~~	~~5.75:1.00~~
~~December 31, 2012~~	~~5.75:1.00~~
~~March 31, 2013~~	~~5.50:1.00~~
June 30, 2013	~~5.50~~5.75:1.00
September 30, 2013	~~5.25~~5.50:1.00
December 31, 2013	~~5.25~~5.50:1.00
March 31, 2014	~~5.00~~5.50:1.00
June 30, 2014	~~4.50~~5.25:1.00
September 30, 2014	~~4.00~~5.00:1.00
December 31, 2014	~~3.75~~4.75:1.00
March 31, 2015	4.75:1.00
June 30, 2015	4.25:1.00
September 30, 2015	4.00:1.00
December 31, 2015	4.00:1.00
March 31, 2016	3.75:1.00
June 30, 2016	3.75:1.00
~~March 31, 2015~~September 30, 2016 and each Fiscal Quarter thereafter	3.50:1.00

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Notwithstanding the foregoing, this Section 6.7 shall be in effect (and shall only be in effect)

(a) as of the last day of any Fiscal Quarter if there are Revolving Loans, Swing Line Loans and/or Letters of Credit (other than those cash collateralized in an amount equal to the outstanding amount thereof) outstanding at such time and (b) as of the date of any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit when determining whether a Default or an Event of Default exists for purposes of satisfaction of the conditions precedent set forth in Section 3.2(b) (it being understood that in all cases calculation of compliance with this clause (b) shall be determined as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) prior to the date of the applicable Borrowing but after giving Pro Forma Effect to any Borrowing, or repayment of Revolving Loans or Swing Line Loans after such date).

6.8.          Fundamental Changes; Disposition of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, except:

(a)          any Subsidiary of Borrower may be merged with or into Borrower or any Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Subsidiary; provided, in the case of such a merger, Borrower or any Guarantor Subsidiary that is a party thereto, as applicable, shall be the continuing or surviving Person;

(b)          sales, leases, licenses or other dispositions of assets that do not constitute Asset Sales;

(c)          (i) Asset Sales involving assets with an aggregate fair market value not to exceed $100,000,000 during the term of this Agreement; provided that such maximum limitation shall not apply during any Suspension Period, and (ii) the Potential ATS Sale; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(d)          disposals of obsolete, worn out, condemned or surplus property;

(e)          Investments made in accordance with Section 6.6;

(f)          the lapse of registered immaterial intellectual property of Holdings or any of its Subsidiaries that is no longer useful in the business of Holdings and its Subsidiaries;

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(g)          the settlement or write-off of accounts receivable or sale of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;

(h)          the termination, surrender or sublease of a real estate lease of Holdings or any of its Subsidiaries in the ordinary course of business; and

(i)          mergers or consolidations in connection with a Permitted Acquisition.

6.9.          Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Subsidiary or between Subsidiaries of the Borrower; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) Restricted Junior Payments permitted pursuant to Section 6.4 and transactions described in Schedule 6.9; (e) transactions entered into during a Suspension Period; or (f) the existence of, and the performance by any Credit Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto).

6.10.         Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party on the Closing Date and similar, related, ancillary or complementary businesses.

6.11.         Permitted Activities of Holdings. Except during a Suspension Period, Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement and the other Credit Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interests of Borrower, (ii) performing its obligations and activities incidental thereto under the Credit Documents and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interest of the Borrower; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower or a Subsidiary of the Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons (except that Holdings may merge with and into the Borrower).

6.12.         Amendments or Waivers of Organizational Documents. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date, if the effect of such amendment, restatement, supplement, modification or waiver of any of its Organizational Documents would be adverse to any Credit Party or the Lenders without obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.13.         Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from June 30.

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SECTION 7.          GUARANTY

7.1.          Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2.          Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3.          Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4.          Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

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(a)          this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)          Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)          the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantors (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)          payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantors’ liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantors’ covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantors’ liability hereunder in respect of the Guaranteed Obligations;

(e)          any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantors’ liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations in accordance with their terms; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) in accordance with their terms release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantors against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

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(f)          this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantors shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantors as obligors in respect of the Guaranteed Obligations.

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7.5.          Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantors (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantors or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantors including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantors from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6.          Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, back stopped or cash collateralized, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantors or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, back stopped or cash collateralized, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantors (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantors, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantors. If any amount shall be paid to any Guarantors on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7.          Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantors now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

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7.8.          Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, back stopped or cash collateralized. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.          Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantors or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.         Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantors regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantors its assessment, or any Guarantors’ assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11.         Bankruptcy, etc.

(a)          So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantors. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantors or by any defense which Borrower or any other Guarantors may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)          Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

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(c)          In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12.         Discharge of Guaranty Upon Sale of Guarantors. If all of the Equity Interests of any Guarantors or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale.

SECTION 8.          EVENTS OF DEFAULT

8.1.          Events of Default. If any one or more of the following conditions or events shall occur:

(a)          Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b)          Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $20,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the aggregate principal amount referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)          Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(e), Section 5.2(i) or Section 6; provided that any default under Section 6.7 shall not constitute an Event of Default with respect to any Term Loans until the date on which the Revolving Loans and Swing Line Loans (if any) have been accelerated or the Revolving Credit Commitments have been terminated, in each case, by the Requisite Revolving Credit Lenders; or

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(d)          Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given to any Agent or Lender by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)          Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f)          Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)          Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings shall make any assignment for the benefit of creditors; or (ii) Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or Significant Subsidiary of Holdings or any group of Subsidiaries constituting a Significant Subsidiary of Holdings (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

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(h)          Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving an amount in the aggregate in excess of $20,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five Business Days prior to the date of any proposed sale thereunder); or

(i)          [Intentionally Omitted];

(j)          Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings or any of its Subsidiaries in excess of $20,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under ERISA in excess of $20,000,000; or

(k)          Change of Control. A Change of Control shall occur; or

(l)          Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnification obligations), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantors shall repudiate their obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent indemnification obligations) in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents.

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THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders (or, in the case of an Event of Default relating to Section 6.7, the Requisite Revolving Credit Lenders), upon notice to Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans (or, in the case of an Event of Default relating to Section 10.7, the Revolving Loans and Swing Line Loans), (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(v) or Section 2.4(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent cash in an amount equal to 102% of the face amount to be held as security for Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding.

SECTION 9.          THE AGENTS

9.1.          Appointment of Agents. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent and the Collateral Agent as its agents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof and the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

9.2.          Rights and Powers. A bank serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not such Agent hereunder.

9.3.          Right to Withhold Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.20, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent as a result of the failure of the Administrative Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 9.3. The agreements in this Section 9.3 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. The term “Lender” shall, for purposes of this Section 9.3, include any Issuing Bank and any Swing Line Lender.

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9.4.          Duties. No Agent shall have any duties or obligations except those expressly set forth under the Credit Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated under the Credit Documents that such Agent is required to exercise in writing as directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, nor be liable for the failure to disclose, any information relating to Holdings or any of the Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.5.          Reliance Upon Notices. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts in the absence of gross negligence or willful misconduct.

9.6.          Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.7.          Successor Agent.

(a)          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon thirty (30) days’ notice to the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right, in consultation with the Borrower and (unless an Event of Default shall have occurred and be continuing) with the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent from among the Lenders which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Section 9, Section 10.2 and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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(b)          In addition to the foregoing, Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

9.8.          Lender Acknowledgments. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

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9.9.          Collateral Documents and Guaranty. The Lenders irrevocably agree:

(a)          that any Lien on any Property granted to or held by the Administrative Agent or Collateral Agent, as applicable, under any Credit Document shall be automatically released (A) upon termination of the Commitments and payment in full of all Obligations (other than (x) obligations under any Hedge Agreement, (y) Cash Management Obligations and (z) contingent reimbursement and indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (B) at the time the Property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Credit Document to any Person (other than in the case of a transfer by a Credit Party, any transfer to another Credit Party), (C) subject to Section 10.5, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.5), or (D) if the Property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty under Section 7 hereunder pursuant to clause (c) below;

(b)          (A) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent or the Collateral Agent, as applicable, under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(m) and (B) that the Administrative Agent or the Collateral Agent, as applicable, is authorized (but not required) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent or Collateral Agent, as applicable, under any Credit Document to the holder of any Lien on such Property that is permitted by any other clause of Section 6.2;

(c)          that any Guarantor (other than Holdings) shall be automatically released from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(d)          the Administrative Agent or the Collateral Agent, as applicable, may enter into the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, without any further consent from any Secured Party, in connection with any incurrence by the Borrower of Permitted Debt Securities and bind the Secured Parties thereby.

Upon request by the Administrative Agent or the Collateral Agent, as applicable, at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.5) will confirm in writing the authority of the Administrative Agent or the Collateral Agent, as applicable, to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the applicable Credit Documents pursuant to this Section 9.9. In each case as specified in this Section 9.9, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under Section 7 hereof, in each case in accordance with the terms of the Credit Documents and this Section 9.9.

9.10.         Other Agents. No Person identified in this Agreement as an “arranger,” “bookrunner,” “syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such (except as provided in Section 10.2 and 10.3) and in no event shall any Person have or be deemed to have a fiduciary relationship with any Lender.

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SECTION 10.         MISCELLANEOUS

10.1.          Notices.

(a)          Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent, Swing Line Lender or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b)          Electronic Communications.

(i)          Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)         Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the bad faith, willful misconduct or gross negligence, as determined by a final, non-appealable judgment of a court of competent jurisdiction, of Administrative Agent.

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(iii)        The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv)        Each of the Credit Parties, the Lenders, the Issuing Banks and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.2.          Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of one counsel, one special counsel, local counsel in each applicable jurisdiction and one additional counsel for each affected Person in the case of an actual or potential conflict of interest (but not including, in any event, any allocated expenses of in-house counsel), to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses of Collateral Agent (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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10.3.          Indemnity.

(a)          In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, of that Indemnitee or its directors, officers, affiliates or employees. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)          To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4.          Set-Off. Subject to Section 2.16(i), in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Administrative Agent and each Lender agree to promptly to notify Borrower after any such set-off and application made by such Person; provided that the failure to give such notice shall not affect the validity of such set off and application.

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10.5.          Amendments and Waivers.

(a)          Requisite Lenders’ Consent. Except as provided in Section 2.24, Section 2.25 or 5.10 (or, in the case of any First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as determined to be reasonably necessary in connection with the issuance of Permitted Secured Notes in order to provide that the holders of such Permitted Secured Notes (and the Liens securing such Permitted Secured Notes) are subject to the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable), subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank~~.~~; provided further that the consent of the Requisite Revolving Lenders (rather than the Requisite Lenders) shall be necessary to amend or waive the terms and provisions of Section 6.7 and/or Section 8.1(c), or the financial definitions used therein, solely as any of the foregoing relate to Section 6.7.

(b)          Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)          extend the scheduled final maturity of any Loan;

(ii)         waive, reduce or postpone any scheduled payment (but not prepayment) of any Loan;

(iii)        extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv)        reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(v)         extend the time for payment of any interest or fees payable hereunder

(vi)        reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)       consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or

(viii)      alter the provisions of Sections 2.16(h) or (i) or Section 2.17.

(c)          Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)          increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

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(ii)         amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans or the rights and obligations of the Swing Line Lender hereunder without the consent of Swing Line Lender;

(iii)        alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the Loans and Commitments of each Class that is receiving a lesser payment; provided, Lenders holding more than 50% of the aggregate Term Loan Exposure may waive, in whole or in part, any prepayment of the Term Loans so long as the application of any portion of such prepayment which is still required to be made is not altered;

(iv)        amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of the Issuing Bank or alter the rights and obligations of the Issuing Bank hereunder without the consent of such Issuing Bank;

(v)         amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements and Cash Management Agreements or the definition of “Cash Management Bank,” “Cash Management Agreement,” “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” in each case in a manner adverse to any Cash Management Bank or Lender Counterparty with Obligations pursuant to Cash Management Agreements or Hedge Agreements then outstanding without the written consent of any such Cash Management Bank or Lender Counterparty;

(vi)        amend, modify, terminate or waive any provision of Section 2.16(h), Section 2.16(i) or Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(vii)       amend, modify, terminate or waive any provision of Section 10.5(b) or this Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders or each Affected Lenders is required without the consent of all Lenders or each such Affected Lender, as applicable;

(viii)      amend the definition of “Requisite Lenders,” “Requisite Revolving Lenders” or “Pro Rata Share” without the consent of all Lenders; provided, with the consent of Requisite Lenders, or pursuant to 2.24 or 2.25, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders,” “Requisite Revolving Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Tranche B-1 Term ~~B~~ Loans, the Revolving Commitments and the Revolving Loans are included on the ~~Closing~~Amendment No. 2 Effective Date; or

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(ix)         release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty, except as expressly provided in the Credit Documents, without the consent of all Lenders;

(d)          Replacement Term Loans. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans of any Class (the “Replaced Term Loans”) with one or more replacement term loan tranches hereunder (the “Replacement Term Loans”), provided that the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the applicable margins for such Replacement Term Loans shall not be higher than the applicable margins for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

(e)          Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6.          Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted hereunder, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower, its Affiliates and natural persons except pursuant to clause (e) below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

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(A)         the Borrower; provided that that Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment of a Term Loan prior to the completion of the primary syndication of the Term Loans (as determined by the Administrative Agent), an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, an assignment of a Revolving Commitment to a Revolving Lender or, if an Event of Default under Section(a), (f) or (g) has occurred and is continuing, any other assignment;

(B)         the Administrative Agent; and

(C)         the Issuing Banks and Swing Line Lender; provided that no consent of any Issuing Bank or Swing Line Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)          Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 10.6(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.03(c), 2.04(d) or (e) or otherwise required hereunder, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          (i) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent, the Issuing Banks or the Swing Line Lender, sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates, except with respect to an Affiliated Debt Fund) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.5(b)(i)-(vi) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

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  (ii)         Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. Each Participant Register shall be available for inspection by the Borrower to the extent reasonably necessary in connection with a Tax audit or other inquiry to establish the status of the Loans as obligations in registered form.

  (iii)        A Participant shall not be entitled to receive any greater payment under Section 2.18, 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)          Notwithstanding anything else to the contrary contained in this Agreement but subject to recordation as described in paragraph (b)(iii) in this Section, any Lender may assign all or a portion of its Term Loans to the Sponsor or any Affiliated Debt Fund (any such Sponsor or Affiliated Debt Fund which is a Lender, an “Affiliated Lender”) in accordance with Section 10.6(b) or as otherwise set forth in this clause (e); provided that:

(i)          no Default or Event of Default has occurred or is continuing;

(ii)         the assigning Lender and Affiliated Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Assumption and the Affiliated Lender shall indicate in such Assignment and Assumption that is an Affiliated Lender;

(iii)        for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Affiliated Lender that is not an Affiliated Debt Fund; and

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(iv)        no Term Loan may be assigned to an Affiliated Lender (other than an Affiliated Debt Fund) pursuant to this Section 10.6(e), if after giving effect to such assignment, Affiliated Lenders (other than Affiliated Debt Funds) in the aggregate would own in excess of 20% of the principal amount of all Term Loans then outstanding.

Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender (other than an Affiliated Debt Fund) shall have any right to (x) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, and (y) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2), or (z) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, any Lead Arranger or any other Lender or any of their respective affiliates with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents.

Notwithstanding anything in Section 10.05 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to any Credit Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, (i) an Affiliated Lender (other than an Affiliated Debt Fund) shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders (other than Affiliated Debt Funds) and (ii) Loans and Commitments of Affiliated Debt Funds shall not be included as having consented to any such matter to the extent in excess of 25% of the aggregate amount of all Commitments and Loans then outstanding.

Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, to the fullest extent permitted by applicable Law (i) each Affiliated Lender (other than any Affiliated Debt Fund) hereby agrees that, if a proceeding under any Insolvency or Liquidation Proceeding shall be commenced by or against the Borrower or any other Credit Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in the same proportion as the Loans of Lenders that are not held by Affiliated Lenders are voted in such proceeding (and such Affiliated Lender shall, to the extent necessary to give effect to the foregoing, vote with respect to the Loans held by it as the Administrative Agent directs in accordance with the foregoing); provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender, in its capacity as a Lender, than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower and (ii) no Affiliated Lender (other than ~~a~~an Affiliated Debt Fund) may bring any action or make any claim against any Agent hereunder.

(f)          Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

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(g)          Notwithstanding any provision of this Agreement to the contrary, no assignment may be made pursuant to Section 10.6(b) to any Competitor or Disqualified Entity,

10.7.          Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8.          Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9.          No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10.         Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11.         Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12.         Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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10.13.         Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14.         APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15.         CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN (AND NO CREDIT PARTY SHALL COMMENCE ANY PROCEEDING ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER SHALL BE BROUGHT BY ANY CREDIT PARTY IN ANY OTHER COURT). BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.17.         Confidentiality. Each Agent, and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) to the extent that such Persons are advised of the confidential nature of the information and instructed to comply with the confidentiality obligations hereunder, (ii) disclosures of such information reasonably required by any Pledgee referred to in Section 10.6 or any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency on a confidential basis when required by it, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document,(v) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process; (vi) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.17 by such Agent or Lender, (vii) to the extent requested by any Governmental Authority or to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (viii) to any other party to this Agreement; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency), by the NAIC or pursuant to legal or judicial process, for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18.         Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19.         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20.         Effectiveness; Integration. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. In the event that any provision of any Exhibit to this Agreement is deemed to conflict with this Agreement, the provisions of this Agreement shall control. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

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10.21.         Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the names and addresses of the Credit Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Act.

10.22.         Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23.         No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Borrower, its stockholders or its affiliates. You acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (iv) the Borrower has consulted its own legal and financial advisors to the extent deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AEROFLEX HOLDING CORP.

By:
Name:
Title:

AEROFLEX INCORPORATED

By:
Name:
Title:

AEROFLEX / INMET, INC.

By:
Name
Title:

[Signature Page to Credit Agreement]

AEROFLEX PLAINVIEW, INC.,
AEROFLEX COLORADO SPRINGS, INC.,
AEROFLEX SYSTEMS GROUP INC.,
AEROFLEX WICHITA, INC.,
IFR SYSTEMS, INC.,
IFR FINANCE, INC.,
AEROFLEX MICROELECTRONIC SOLUTIONS, INC.,
AEROFLEX CONTROL COMPONENTS, INC.,
AEROFLEX / METELICS, INC.,
AEROFLEX / WEINSCHEL, INC.,
MICROMETRICS, INC.,
AEROFLEX BLOOMINGDALE, INC.,
MCE ASIA, INC.,
AIF CORP.,
AEROFLEX RAD, INC.,
AEROFLEX ACQUISITION ONE, INC.,
AEROFLEX ACQUISITION TWO, INC.,
AEROFLEX ACQUISITION THREE, INC.,

By:
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Issuing Bank, Swing Line Lender and a Lender

By:
Authorized Signatory

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,
as Lender, Syndication Agent, Joint Lead Arranger and Joint Bookrunner

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC,
as Lender and Joint Bookrunner and Co-Documentation Agent

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Bookrunner and Co-Documentation Agent

By:
Name:
Title

MORGAN STANLEY BANK, NA,
as Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

RAYMOND JAMES BANK, FSB,
as Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

~~APPENDIX A-1~~

~~TO CREDIT AND GUARANTY AGREEMENT~~

~~Tranche B Term Loan Commitment~~

~~Lender~~	~~Tranche B Term Loan Commitment~~	~~Pro Rata Share~~
~~JPMORGAN CHASE BANK, N.A.~~	~~$725,000,000.00~~	~~100.000000000%~~
 ~~Total~~	~~$725,000,000.00~~	~~100.000000000%~~

APPENDIX A-~~1~~2

~~APPENDIX A-2~~

~~TO CREDIT AND GUARANTY AGREEMENT~~

~~Revolving Commitments~~

~~Lender~~	~~Revolving Commitment~~	~~Pro Rata Share~~
~~JPMORGAN CHASE BANK, N.A.,~~	~~$32,875,000.00~~	~~43.833333333%~~
~~GOLDMAN SACHS LENDING PARTNERS LLC~~	~~$22,875,000.00~~	~~30.500000000%~~
~~CREDIT SUISSE AG~~	~~$7,125,000.00~~	~~9.500000000%~~
~~MORGAN STANLEY BANK, NA~~	~~$7,125,000.00~~	~~9.500000000%~~
~~RAYMOND JAMES BANK, FSB~~	~~$5,000,000.00~~	~~6.666666667%~~
 ~~Total~~	~~$75,000,000.00~~	~~100.000000000%~~

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

AEROFLEX HOLDING CORP.

35 South Service Road

Plainview, New York, 11803

Attention: Edward S. Wactlar

Facsimile: (516) 694-0658

AEROFLEX INCORPORATED

35 South Service Road

Plainview, New York, 11803

Attention: Edward S. Wactlar

Facsimile: (516) 694-0658

APPENDIX B-1

in each case, with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Ronald B. Risdon

Facsimile: (212) 593-5955

APPENDIX ~~A~~B-~~2~~2

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent,

Swing Line Lender, Issuing Bank and a Lender

For loans and ~~swinglines~~swing lines:

If to the Administrative Agent

JPMorgan Chase Bank, N.A., Loan and Agency Services

Corporate Client Banking, 10 South Dearborn, Floor 7, Chicago, Illinois 60601

Attention: Teresita Siao

T: 312-385-7051

F: 888-292-9533

Email: JPM.Agency.Servicing.4@jpmchase.com

If to the ~~Swingline~~Swing Line Lender

JPMorgan Chase Bank, N.A., Loan and Agency Services

Corporate Client Banking, 10 South Dearborn, Floor 7, Chicago, Illinois 60601

Attention: Teresita Siao

T: 312-385-7051

F: 888-292-9533

Email: JPM.Agency.Servicing.4@jpmchase.com

If to the Issuing Bank

JPMorgan Chase Bank, N.A., Loan and Agency Services

Corporate Client Banking, 10 South Dearborn, Floor 7, Chicago, Illinois 60601

Attention: Stacy Slaton

T: 312-732-2548

F: 312-385-7107

In each case, with a copy to:

JPMorgan Chase Bank, N.A.

Corporate Client Banking, 277 Park Ave, 23rd Floor

New York, NY 10172

Attention: Justin Kelley

T: 212-622-8808

F: 646-534-3078

APPENDIX ~~A~~B-~~2~~3